Exhibit 10.1

THE PRESIDIO

SAN FRANCISCO, CALIFORNIA

NET OFFICE LEASE

BASIC LEASE INFORMATION

Lease Date:	August 5, 2021 | 9:53:40 PM PDT

Landlord:	PRESIDIO TRUST, a wholly-owned government corporation of the United States of America

Tenant:	KINNATE BIOPHARMA INC., a Delaware corporation

Tenant’s Address for Notices:

Before Delivery Date:

Kinnate Biopharma Inc.

3611 Valley Centre Drive, Suite 175

San Diego, California 92130

Attn:     Nima Farzan

With a courtesy copy by email to:

Kinnate Biopharma Inc.

3611 Valley Centre Drive, Suite 175

San Diego, California 92130

Attn:    General Counsel

legal@kinnate.com

After Delivery Date:

Kinnate Biopharma Inc.

103 Montgomery Street, Suite 150

The Presidio of San Francisco

San Francisco, California 94129

Attn:    Nima Farzan

With a courtesy copy by email to:

Kinnate Biopharma Inc.

103 Montgomery Street, Suite 150

The Presidio of San Francisco

San Francisco, California 94129

Attn:    General Counsel

legal@kinnate.com

Building 103, Suite 150

Kinnate Biopharma Inc.

Landlord’s Address for Notices:	Presidio Trust 103 Montgomery Street P.O. Box 29052 San Francisco, California 94129-0052 Attn: Director of Commercial Asset Management Attn: General Counsel

Landlord’s Address for Rent Payment:	Presidio Trust P.O. Box 29546 San Francisco, California 94129

Premises:	Suite 150 in Building 103, located at 103 Montgomery Street, as more particularly described on Exhibit A

Rentable Square Footage:	The Premises is deemed to include approximately 5,698 RSF.

Permitted Use:	Office use

Lease Commencement Date:	The date on which the following occur: full execution of this Lease by Landlord and Tenant and receipt by Landlord from Tenant of all deliverables required prior to execution pursuant to Article 3(E)

Delivery Date:	The date on which Landlord delivers possession of the Premises to Tenant as provided in Article 2(C)

Anticipated Delivery Date:	August 1, 2021

Entry Door and Back Stairwell Work Completion Date:	December 1, 2021

Rent Commencement Date:	The later of December 1, 2021, and the date that is four (4) full calendar months following the Delivery Date; provided that the Entry Door and Back Stairwell Work Completion Date has occurred

Expiration Date:	June 30, 2026

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Kinnate Biopharma Inc.

Monthly Base Rent:

From the Rent Commencement Date through June

30, 2022: $31,339.00 per month

From July 1, 2022, through June 30, 2023:

$32,279.17 per month

From July 1, 2023, through June 30, 2024:

$33,247.55 per month

From July 1, 2024, through June 30, 2025:

$34,244.97 per month

From July 1, 2025, through the Expiration Date:

$35,272.32 per month

Parking Pass Allotment:	Seven (7) monthly parking passes

Tenant’s Reimbursable Expense Pro Rata Share:	14.5%

Monthly Service District Charge:

One-twelfth of the annual Service District Costs; Service District Costs are estimated for fiscal year 2021 in the amount of $5.79 per RSF of the Premises, subject to adjustment as set forth in Article 3

Holdover Rent:	Tenant will pay the amount of Rent as set forth in Article 21 if Tenant holds over in the Premises beyond the end of the Term.

Security Deposit:	$70,544.64, subject to Article 30

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Each term in the Basic Lease Information is incorporated by reference and made a part of the Lease. In the event of any conflict between any term of the Basic Lease Information and the Lease, the Lease controls.

LANDLORD:

PRESIDIO TRUST,
a wholly-owned government corporation of the United States of America

By:	/s/ Josh Bagley
Name:	Josh Bagley
Title:	Deputy Chief Business Officer

TENANT:

KINNATE BIOPHARMA INC.,
a Delaware corporation

By:	/s/ Mark Meltz

Name:	Mark Meltz

Title:	COO and General Counsel

Building 103, Suite 150

Kinnate Biopharma Inc.

THIS NET OFFICE LEASE (this “Lease”) is made as of August 5, 2021 | 9:53:40 PM, PDT between the PRESIDIO TRUST, a wholly-owned government corporation of the United States of America (“Landlord”), and KINNATE BIOPHARMA INC., a Delaware corporation (“Tenant”).

ARTICLE 1

Premises

Subject to the provisions of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, that certain Premises, as defined in the Basic Lease Information, which is located in Building 103 of the Presidio (the “Building”) and consisting of approximately 5,698 RSF, in the Presidio of San Francisco, San Francisco, California (the “Presidio”). Tenant will also have the non-exclusive right, in common with Landlord, other parties permitted by Landlord, members of the public and other tenants of the Building, to use the porch, ramp, stairs, and any other public areas of the Building (collectively, including, without limitation, the areas identified as Common Areas as shown on Exhibit A, the “Common Areas”). Landlord reserves the right to establish rules and regulations for the use of the Common Areas, and Tenant agrees to abide by any such rules and regulations.

ARTICLE 2

Term; Option; Delivery of Premises; Relocation

(A)	Term

The term (the “Term”) of this Lease begins on the Lease Commencement Date and ends on the Expiration Date unless extended pursuant to Article 2(B) below or sooner terminated pursuant to the provisions of this Lease.

(B)Option

Tenant is granted one (1) option (the “Option”) to extend the Term of the Lease for an additional period of three (3) years, beginning on the day following the Expiration Date (the “Option Term”), subject to the provisions of this Lease. Subject to the provision of this Lease, Tenant may exercise the Option, if it elects to do so, by giving unconditional written notice of its exercise thereof (the “Exercise Notice”) to Landlord not earlier than two hundred seventy (270) days before the Expiration Date and not later than one hundred eighty (180) days before the Expiration Date. Tenant’s delivery of an Exercise Notice is irrevocable. Notwithstanding anything to the contrary, and without limiting other amounts payable pursuant to the terms and conditions of this Lease, Landlord and Tenant agree that annual Base Rent during each year of the Option Term will be the Fair Market Value for that year of the Option Term multiplied by the RSF for the Premises.

Within thirty (30) days after receipt of the Exercise Notice, Landlord will advise Tenant in writing of the applicable Base Rent for the Premises for the Option Term (“Landlord’s Option Base Rent Notice”), which will be based upon the Prevailing Market Rate of the Premises during each year of the Option Term. Tenant, within thirty (30) days after Tenant’s receipt of Landlord’s Option Base Rent Notice, will either: (1) give Landlord written notice (the “Binding Notice”) that Tenant accepts the determination of Base Rent set forth in the Landlord’s Option Base Rent Notice, in which event Landlord and Tenant will enter into the Renewal Amendment as described below, or (2) if Tenant disagrees with Landlord’s determination of the Base Rent set forth in the Landlord’s Option Base Rent Notice, provide Landlord with written notice of

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rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such thirty-(30)-day period, Tenant will be deemed to have provided a Rejection Notice. If Tenant provides (or is deemed to have provided) Landlord with a Rejection Notice, Landlord and Tenant will work together in good faith to agree upon the Prevailing Market Rate for the Premises during each year of the Option Term. If Landlord and Tenant agree upon the Prevailing Market Rate for the Premises during each year of the Option Term, such agreement will be reflected in a written agreement between Landlord and Tenant, whether in a letter or otherwise (and such will be deemed a Binding Notice, for purposes herein), and Landlord and Tenant will enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market Rate for the Premises during each year of the Option Term within thirty (30) days after the date Tenant provides (or is deemed to have provided) Landlord with the Rejection Notice (such thirty (30) day period being the “Negotiation Period”), the Prevailing Market Rate will be determined as described below. For purposes of this Lease, “Prevailing Market Rate” for the Premises during each year of the Option Term will mean the arms-length fair market annual rental rate per RSF for each year of the Option Term under new leases, renewal leases and amendments entered into on or about the date on which the Prevailing Market Rate is being determined hereunder for space comparable to the Premises (in “as is” condition) in buildings comparable to the Building within the Presidio and assuming that such space is being used for its highest and best use, notwithstanding how it is actually being used. No adjustment will be made to the Prevailing Market Rate to reflect any deferred maintenance with respect to the Premises. The determination of Prevailing Market Rate will consider any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market Rate will also take into consideration any reasonably anticipated changes in the Prevailing Market Rate from the time such Prevailing Market Rate is being determined and the time such Prevailing Market Rate will become effective under this Lease.

If by the end of the Negotiation Period the parties have not reached agreement regarding the Prevailing Market Rate for the Premises during each year of the Option Term, then within thirty (30) days after the expiration of the Negotiation Period, Landlord and Tenant will each appoint a real estate broker or a licensed appraiser with at least ten (10) years of experience in leasing and/or appraising commercial space in San Francisco and will thereafter give notice of such appointment to the other. If either Landlord or Tenant will fail to appoint such real estate broker or appraiser within thirty (30) days after receiving notice of the identity of the other party’s appointed real estate broker or appraiser, then the single real estate broker or appraiser  appointed will determine the Prevailing Market Rate (based on the factors in determining Prevailing Market Rate described above). In the event each party appoints a real estate broker or appraiser, each such broker or appraiser must, within forty-five (45) days after the appointment of the last of them to be appointed, complete their determinations of Prevailing Market Rate (based on the factors in determining Prevailing Market Rate described above) and simultaneously furnish the same to Landlord and Tenant in writing. If the low valuation does not vary from the higher valuation by more than ten (10) percent of the lower valuation, the Prevailing Market Rate will be the average of the two valuations. If the low valuation varies from the high valuation by more than ten (10) percent of the low valuation, the two real estate brokers and/or appraisers will, within thirty (30) days after submission of the last valuation report, appoint an MAI certified real estate appraiser with at least ten (10) years of experience in appraising commercial real estate in San Francisco. If there is no agreement upon the selection of the final appraiser in a timely manner, then Landlord will select the final appraiser. That appraiser, however selected, will be a person who will be required to use his/her independent professional judgement in accordance with applicable professional standards. That appraiser must agree to, within thirty (30) days after appointment, after reviewing the first two reports and meeting with Landlord, Tenant and the real estate brokers/appraisers, select which of the Last Proposals (as defined below) most nearly reflects the appraiser’s determination of Prevailing Market Rate (i.e., the appraiser may only select either the Landlord’s Last Proposal or the Tenant’s Last Proposal as most closely reflecting Prevailing Market Rate based on the

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factors described above, and not make any other determination). The “Last Proposal” for each of the Landlord and Tenant means the last proposed Prevailing Market Rate rent amount offered by each of Landlord and Tenant in writing, respectively, as of the end of the Negotiation Period. Each of Landlord and Tenant will pay the fees of the real estate broker or appraiser it designates and all fees and costs incurred in connection with the determination of Prevailing Market Rate by the final appraiser, if any, will be paid one-half by Landlord and one-half by Tenant. If upon the commencement of an Option Term, the Base Rent has not yet been determined, then Tenant will continue to pay the Base Rent in effect immediately prior to the Option Term, subject to a retroactive increase in Base Rent following the determination of Base Rent and Tenant or Landlord, as applicable, will, within twenty (20) days thereafter, pay any accumulated deficiency or overcharge, as applicable, for all months of the Option Term.

Tenant’s Option is null and void if, at the time Landlord receives the Exercise Notice, the Binding Notice, or the Rejection Notice, Tenant is in default under the terms of this Lease or any other agreement with Landlord, or if circumstances exist, which with the passage of time would constitute a default. The Option must be exercised by Tenant with respect to all the Premises. The Option is personal to Tenant and may only be exercised by the original Tenant named in the preamble of this Lease, and the original Tenant must be in possession of at least fifty percent (50%) of the Premises. Tenant will continue in the Premises in its then “As Is” condition, and Landlord will not be required to make any improvements to the Premises related to Tenant’s election to exercise the Option. The last day of the Option Term is deemed to be the Expiration Date as such term is otherwise used in this Lease. Except as set forth in this Article 2(B), Tenant acknowledges that it has no express or implied right to further extend the Term of this Lease.

If Tenant duly exercises the Option and if Landlord and Tenant agree upon annual Base Rent during each year of the Option Term, Landlord will prepare an amendment (the “Renewal Amendment”) to this Lease to memorialize Tenant’s obligation to pay Base Rent during each year of the Option Term (which will be payable in equal monthly payments during each year of the Option Term, notwithstanding the annual determinations made pursuant to this Article 2(B)). The Renewal Amendment will be sent to Tenant within a reasonable time after Landlord’s receipt of a Binding Notice (or deemed receipt of a Binding Notice), and Tenant will duly execute and return the Renewal Amendment within fifteen (15) days after Tenant’s receipt of same. However, upon receipt of a Binding Notice by Landlord, the Option is exercised, and Tenant is irrevocably obligated to pay monthly Base Rent, as determined herein, during each year of the Option Term and Tenant is obligated to continue to comply with all the terms and conditions of this Lease, including, without limitation, its obligation to pay Rent.

(C)	Delivery of Premises

Landlord and Tenant acknowledge and agree that this Lease is made on the Lease Commencement Date and that Landlord and Tenant are bound to the provisions of this Lease from and after the Lease Commencement Date. Landlord will deliver the Premises to Tenant, and Tenant will accept the Premises from Landlord, on the Delivery Date. If Landlord, for any reason, fails to deliver the Premises to Tenant on or before the Anticipated Delivery Date, then this Lease will not be void or voidable. Landlord will have no liability for such delayed delivery, but in such case the Delivery Date will be postponed on a day-for-day basis for each day after the Anticipated Delivery Date that Landlord does not deliver the Premises to Tenant.

Following the determination of the Rent Commencement Date, Tenant will execute and return to Landlord a Memorandum of Lease Commencement Dates substantially in the form of Exhibit B (the “Lease Commencement Memorandum”) within seven (7) days after Landlord’s delivery of the same to Tenant. If Tenant, within such seven-(7)-day period, fails to execute the Lease Commencement Memorandum and return it to Landlord, then the information as specified in the Lease Commencement

Building 103, Suite 150

Kinnate Biopharma Inc.

Memorandum (including without limitation the Rent Commencement Date) will be deemed conclusive as between Landlord and Tenant.

ARTICLE 3

Rent and Deliverables at Lease Signing

(A)Base Rent

Tenant will pay Landlord monthly Base Rent in the amounts set forth in the Basic Lease Information, in advance, beginning on the Rent Commencement Date and payable on or before the first day of each calendar month thereafter throughout the Term, including the last month of the Term. Notwithstanding the preceding sentence, and as set forth in Article 3(E) below, Tenant will pay one full month of Base Rent upon Tenant’s execution and delivery of this Lease. If the Rent Commencement Date is other than the first day of a calendar month, the initial payment of Base Rent will be credited against such partial month (based on a thirty (30) day month), with the remainder credited against Base Rent due for the second calendar month following the Rent Commencement Date (based on a thirty (30) day month), and the remaining amount due for such second calendar month following the Rent Commencement Date will be due and payable on or before the first day of the second calendar month following the Rent Commencement Date. If the Term ends other than on the last day of a calendar month, Tenant will be charged for such final month on a pro-rated basis (based on a thirty (30) day month) and any overpayment of Base Rent for the final month will be applied first against obligations then owing by Tenant to Landlord and, to the extent such obligations (if any) have been discharged, refunded to Tenant at the end of the Term. Base Rent will increase as set forth in the Basic Lease Information and, if applicable, pursuant to Article 2(B).

(B)	Service District Charge

Beginning as of the Rent Commencement Date, and thereafter payable on the first day of each month throughout the Term, Tenant will pay to Landlord as Rent hereunder the estimated monthly Service District Charge, initially in the amount set forth in the Basic Lease Information, as payment for Tenant’s share of the Service District Costs for each fiscal year, payable in advance. Landlord may reasonably estimate in advance the amounts Tenant will owe for Service District Charge for any full or partial fiscal year of the Term. In such event, Tenant will pay such estimated amounts, monthly, on or before the first day of each calendar month. Such estimate may be reasonably adjusted from time to time by Landlord. Tenant acknowledges that the Service District Charge is comprised of Service District Costs for each fiscal year, will change annually based on actual Service District Costs for each fiscal year, and is expressed as a per RSF charge. Tenant acknowledges that the Service District Charge may be calculated differently for certain other tenants of the Presidio. Landlord reserves the right to modify from time to time this methodology for calculating the Service District Charge in its sole and absolute discretion.

Notwithstanding anything to the contrary herein contained, and as set forth in Article 3(E) below, Tenant will pay one full month of Service District Charge upon Tenant’s execution and delivery of this Lease. If the Rent Commencement Date is other than the first day of a calendar month, such initial payment of Service District Charge will be credited against such partial month (based on a thirty (30) day month), with the remainder credited against Service District Charge due for the second calendar month following the Rent Commencement Date (based on a thirty (30)-day month), and the remaining amount due for such second calendar month will be due and payable on or before the first day of the second calendar month following the Rent Commencement Date.

Building 103, Suite 150

Kinnate Biopharma Inc.

Prior to or at any time after commencement of each fiscal year during the Term, Landlord will notify Tenant of Landlord’s estimate of the amount of the Service District Charge for the current fiscal year. (For purposes hereof, “fiscal year” means Landlord’s fiscal year, which is currently October 1 to September 30; Landlord reserves the right to change its fiscal year at any time and from time to time.) If the Term ends other than on the last day of a calendar month, Tenant will be charged for such final month on a pro-rated basis (based on a thirty (30) day month) and any overpayment of monthly Service District Charge for the final month will be applied first against obligations then owing by Tenant to Landlord and, to the extent such obligations (if any) have been discharged, refunded to Tenant.

If at any time or times Landlord determines that the amount of the Service District Charge payable by Tenant for the then-current fiscal year will vary from its estimate, Landlord may (but will not be obligated to), by notice to Tenant, revise Landlord’s estimate for such year, and subsequent payments by Tenant for such year will be based on such revised estimate. Following the close of each fiscal year, Landlord will deliver to Tenant a statement of the actual amount of the Service District Charge for the immediately preceding fiscal year. Such statement will be final and binding on Tenant. All amounts payable by Tenant as shown in said statement, less any amounts theretofore paid by Tenant on account of Landlord’s earlier estimate of the Service District Charge for such fiscal year will be paid by Tenant to Landlord within thirty (30) days after delivery of the statement. If Tenant has overpaid the actual Service District Charge for such fiscal year, then the amount of such overpayment will be credited against the Service District Charge payment(s) next due.

(C)	Rent and Other Charges

Base Rent, the Service District Charge, and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease, including, without limitation, Losses (as described in Article 18), or any related agreement are sometimes referred to collectively as “Rent,” and all remedies applicable to the non-payment of Rent are applicable thereto. Rent will be paid in the lawful currency of the United States of America, to Landlord, at Landlord’s address for rent payment set forth in the Basic Lease Information, or at such other place as Landlord may designate. Landlord and Tenant agree that it would be impossible or extremely impracticable to determine the actual amount of damages Landlord would sustain in the event Tenant fails to pay Rent or additional charges due within the times required. Therefore, Landlord and Tenant agree that if Tenant will fail to pay any Rent or additional charges within five (5) calendar days after the due date, Tenant will pay to Landlord, as liquidated damages to compensate Landlord for its administrative costs resulting from such failure, a late payment charge equal to five percent (5%) of such unpaid amounts. In addition to such late charge, interest at the Default Rate will accrue on any Rent not paid within five (5) days of the date when due from the due date until payment is received by Landlord. Such late payment charges and interest payments will neither be deemed consent by Landlord to late payments, nor a waiver of Landlord’s right to insist on timely payments at any time, nor a waiver of any rights or remedies to which Landlord is entitled because of the late payment of Rent. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to designation by Tenant.

(D)	Net Lease

Payments of Rent will be absolutely net to Landlord, and Rent will be paid by Tenant without any prior demand or notice, without assertion of any counterclaim, without deduction, set-off, or defense, and without abatement, suspension, reduction, deferment, or relief for any reason, whether arising from Force Majeure, impossibility, impracticability, mistake, constructive eviction, frustration, or any other similar legal theories, or otherwise, and/or from any valuation or appraisement laws. Under no circumstances will Landlord be expected or required to make any payment of any kind whatsoever with respect to the Premises or be under any obligation or liability except as expressly provided in this Lease.

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(E)	Deliverables at Lease Signing

At or before execution of this Lease, or, in Landlord’s sole discretion, before delivery of possession of the Premises to Tenant, Tenant will deliver to Landlord the following items:

(i)Evidence that Tenant is a duly formed and validly existing Delaware corporation in good standing in the State of Delaware and qualified to do business in the State of California;

(ii)Insurance certificates evidencing that Tenant has obtained the insurance coverages required hereunder;

(iii)The Security Deposit, as required pursuant to Article 30 below;

(iv)One (1) full month of Base Rent;

(v)One (1) full month of Service District Charge;

(vi)The Transportation Demand Management Plan in the form of Exhibit C (the “Transportation Demand Management Plan”); and

(vii)A copy of this Lease marked as the “Redacted Copy” (as defined in Article 34(T)) and redacted to eliminate those provisions that Tenant believes to be exempt from disclosure under FOIA (in accordance with Article 34(T)).

ARTICLE 4

Condition of Premises

(A)	Inspection

Tenant has inspected the Premises, including without limitation the Systems and Equipment, or has had an opportunity to do so, and agrees to accept the same on the Delivery Date in its existing condition, subject to Article 4(E) below, without any agreement, representations, understandings, or obligations on the part of Landlord to perform any alterations, repairs or improvements to the Premises or the Building. By entry hereunder, Tenant will accept the Premises on the Delivery Date as being in the condition in which Landlord is obligated to deliver the Premises. Tenant accepts that use of the Premises, Common Areas, the Building, and the Presidio are not without risks, including, without limitation, with respect to any Biological Contaminant, and that Tenant is responsible for ensuring that it operates safely within the Premises and the Building and for Tenant’s use of the Premises, the Common Areas, the Building, and/or the Presidio. Nothing contained in this Article 4 shall be deemed to limit Landlord’s ongoing obligations expressly set forth in this Lease.

(B)	AS IS

TENANT AGREES THAT THE PREMISES ARE ACCEPTED BY TENANT, IN THEIR EXISTING STATE AND CONDITION, “AS IS, WITH ALL FAULTS.” TENANT ACKNOWLEDGES AND AGREES THAT LANDLORD HAS NOT MADE, AND THERE IS DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND, WITH RESPECT TO THE CONDITION OF THE PREMISES, THE COMMON AREAS, THE BUILDING, THE SYSTEMS AND EQUIPMENT, AND/OR THE PRESIDIO, INCLUDING ALL APPURTENANCES WITH RESPECT TO ALL OF THE FOREGOING. TENANT FURTHER ACKNOWLEDGES AND ACCEPTS THE SUITABILITY AND/OR FITNESS OF ALL OF SAME FOR THE TENANT PARTIES’

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INTENDED USE AND FOR OPERATION OF TENANT’S BUSINESS FOR THE PERMITTED USE (INCLUDING, WITHOUT LIMITATION, WITH BIOLOGICAL CONTAMINANTS AND/OR ANY BIOLOGICAL CONTAMINANT REQUIREMENTS) AND ACKNOWLEDGES AND ACCEPTS ANY MATTER AFFECTING THE USE, VALUE, OCCUPANCY, OR ENJOYMENT OF SAME AND ANY OTHER MATTER PERTAINING TO SAME.

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TENANT ACKNOWLEDGES AND ACCEPTS THAT THE PREMISES, THE COMMON AREAS, THE BUILDING, AND/OR THE SYSTEMS AND EQUIPMENT MAY NOT COMPLY WITH APPLICABLE LAW THAT WOULD BE APPLICABLE IN THE CITY AND COUNTY OF SAN FRANCISCO AND THAT WORK, INCLUDING SEISMIC RETROFITTING, ENVIRONMENTAL COMPLIANCE/REMEDIATION, AND LIFE SAFETY UPGRADES, THAT MIGHT BE REQUIRED FOR COMPARABLE BUILDINGS IN MUNICIPALITIES SUCH AS THE CITY AND COUNTY OF SAN FRANCISCO MAY NOT HAVE BEEN PERFORMED. TENANT HAS INSPECTED OR HAD AN OPPORTUNITY TO INSPECT THE PREMISES, THE COMMON AREAS, THE BUILDING, AND THE SYSTEMS AND EQUIPMENT FOR CODE, ENVIRONMENTAL, AND SAFETY MATTERS, AND HAS SATISFIED ITSELF THAT SAME ARE SUITABLE AND SAFE FOR USE BY THE TENANT PARTIES.

(C)	Release and Waiver

As part of its agreement to accept the Premises and the Systems and Equipment in their “As Is, With All Faults” condition, effective upon delivery, Tenant, on behalf of itself and its other Tenant Parties (as defined in Article 35), is deemed to waive any right to recover from, and forever releases, acquits and discharges Landlord of and from any and all Losses, whether direct or indirect, known or unknown, foreseen or unforeseen, that Tenant may now have or that may arise on account of or in any way be connected with: (i) the physical, seismic, geotechnical, and/or environmental condition of the Premises, including, without limitation, any Hazardous Materials in, on, under, above, about, or migrating to or from the Premises (including, without limitation, soils and groundwater conditions), (ii) Force Majeure, and/or (iii) any existing or subsequent applicable law, including, without limitation, laws relating to any Hazardous Materials and/or any Biological Contaminant. If Landlord will have made available any reports or other documents concerning the Premises, including the physical condition, Tenant acknowledges such reports or other documentation have been provided as an accommodation to Tenant, without representation or warranty, express or implied, regarding their accuracy. Tenant hereby waives and agrees never to assert any claim against Landlord based in whole or in part on any inaccuracy or incompleteness of any such reports or documents.

(D)	Unknown Claims

In connection with the foregoing release, Tenant acknowledges that it is familiar with applicable statutory and common law principles similar to Section 1542 of the California Civil Code which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Tenant agrees that the releases contemplated by this Article 4 include unknown claims. Accordingly, Tenant waives the benefits of any federal or state statutes or common law principles contrary to the provisions and releases contained in this Article 4, including, but not limited to, California Civil Code

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Section 1542. Notwithstanding anything to the contrary in this Lease, the foregoing releases will survive the expiration or earlier termination of this Lease.

TENANT HAS READ AND UNDERSTANDS ARTICLES 4(A), 4(B), 4(C), AND 4(D) AND ACKNOWLEDGES AND AGREES TO SAME:

KINNATE BIOPHARMA INC.,
a Delaware corporation

By:	/s/ Mark Meltz

Name:	Mark Meltz

Title:	COO and General Counsel

(E)	Landlord Work

Notwithstanding anything to the contrary in Article 4 of this Lease, Landlord, at its sole cost and expense, shall perform (or shall cause to be performed) the following, and only the following, work within the Premises prior to the Delivery Date using Building-standard methods, materials, and finishes in a professional and workman-like manner: (i) refinishing of the flooring/recarpeting within the Premises to the extent necessary, and (ii) touch-up painting and professional cleaning within the Premises. The foregoing items are the “Landlord Work.”

In the event that Tenant does not agree that the Landlord Work has been substantially completed before the Delivery Date, Landlord will then reasonably consider and then finally determine whether the Landlord Work has been substantially completed after considering comparable work performed by Landlord in other buildings within the Presidio. In the event that Landlord determines that additional work is required, Landlord may elect to complete such activities after the Delivery Date if Landlord also determines that Tenant will not be materially inconvenienced by such activities.

In addition to the Landlord Work, Landlord, at its sole cost and expense, shall perform and complete (or shall cause to be performed and completed) the entry door and backstair work described in Exhibit E (the “Entry Door and Back Stairwell Work”) in a good and workmanlike manner, in compliance with all applicable laws, on or prior to the Entry Door and Back Stairwell Work Completion Date. In the event that Tenant does not agree that the Entry Door and Back Stairwell Work has been substantially completed before the Entry Door and Back Stairwell Work Completion Date, Landlord will then reasonably consider and then finally determine whether the Entry Door and Back Stairwell Work has been substantially completed after considering comparable work performed by Landlord in other buildings within the Presidio. In the event that Landlord determines that additional work is required, Landlord may elect to complete such activities after the Entry Door and Back Stairwell Work Completion Date if Landlord also determines that Tenant will not be materially inconvenienced by such activities. Subject to the provisions of this Lease and applicable law, Landlord acknowledges that Tenant may seek to exercise such rights and remedies as may be available to Tenant if Tenant disputes Landlord’s determination that the Entry Door and Back Stairwell Work has been completed in accordance with the provisions of this Lease.

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(F)	Historic or Cultural Objects

If any historic or culturally significant objects, such as historical or culturally significant newspapers, dishes, or toys, are found at the Premises or anywhere on the Presidio by Tenant or any other Tenant Parties, such objects will be surrendered immediately to Landlord and are the property of Landlord. Tenant will not remove from the Premises without the prior written consent of Landlord any fixtures, including, without limitation, light fixtures, plumbing fixtures, door or window hardware, cabinets or any other built-in furniture or millwork.

ARTICLE 5

Permitted Use

(A)	Permitted Use

Tenant will use the Premises for the permitted use set forth in the Basic Lease Information subject to this Article 5(A) (the “Permitted Use”) and for no other purpose, in compliance with all applicable law and this Lease, and without unreasonably disturbing or interfering with any other tenant, occupant, licensee or other user of the Presidio. Without limiting the obligations set forth in Article 5(B) below, no animals are permitted in the Premises other than service animals assisting individuals with disabilities that are permitted in accordance with applicable law. If Tenant has allowed an animal other than a service animal assisting an individual with a disability or disabilities into the Premises or the Building, Tenant will pay $1,000.00 for such breach. The second such breach will require a payment of $2,000.00. The third breach and any further breaches will require payments of $3,000.00 and will constitute an Incurable Default, as provided in Article 22(A) below. All payments are payable within thirty (30) days after billing. Tenant will not store any equipment, supplies or goods outside of the Premises or the Building. Tenant will not use the Premises in any manner so as to cause a cancellation of any insurance policy carried by Landlord or an increase in the premiums thereunder. Tenant will obtain and maintain in good standing all licenses and permits required for Tenant’s operations in the Premises, and, upon request from Landlord, Tenant will provide copies of such licenses and permits, along with any other related information that may be reasonably requested, including, without limitation, related license and permit submittals, studies, and reports. Tenant acknowledges and agrees that the fire/life safety and telecommunications panels may be in locked areas within the Premises, and that such areas will remain locked and may not be used for any other purpose, including storage uses. Without limiting Landlord’s other rights of entry otherwise contained herein, Tenant agrees to permit periodic access to the Premises by Landlord and/or the Presidio Fire Department for regular inspections and testing of fire/life safety panels upon reasonable prior notice from Landlord. Tenant’s operations in the Premises are subject to periodic inspection by Landlord and by inspectors employed by Landlord no less frequently than annually, at Tenant’s cost, for, among other reasons, life safety compliance. Without limiting Tenant’s other obligations pursuant to the provisions of this Lease, Tenant agrees to (i) reimburse Landlord for all reasonable costs associated with such inspections within thirty (30) days after billing, and (ii) comply with the results of such inspections. If Tenant fails to comply with the results of such inspections, without otherwise limiting Landlord’s rights and remedies herein, Tenant will pay $1,000.00 for the first such breach. The second such breach will require a payment of $2,000.00. The third breach and any further breaches will require payments of $3,000.00 and will constitute an Incurable Default, as provided in Article 22(A) below. All payments are payable within thirty (30) days after billing.

(B)Presidio Tenant Handbook; Laws and Regulations

Tenant agrees to comply with, as each may be amended from time to time, the Presidio Tenant Handbook of which Tenant is given notice (the “Tenant Handbook”), which include, or are deemed to

Building 103, Suite 150

Kinnate Biopharma Inc.

include, among other things, the Project Compliance Review and Permitting Guidelines, the Construction Guidelines, and the Presidio Rules. This Lease is subject to, and Tenant will comply with: (i) the Presidio Trust Act, 16 U.S.C. § 460bb note, which established Landlord, the regulations set forth in 36 C.F.R. Parts 1001-1010, the National Environmental Policy Act (“NEPA”), the National Historic Preservation Act (“NHPA”), the Secretary of the Interior Department Standards for the Treatment of Historic Properties found in 36 C.F.R. Part 68, the Archeological Resources Protection Act, and all other existing or subsequent applicable laws, codes, orders, regulations, and Biological Contaminant Requirements (which mean existing or subsequent applicable law related to any Biological Contaminant and all emergency orders, declarations, and other similar codes, orders, rules, regulations related to any Biological Contaminant, and/or related operating restrictions of any kind), all of the foregoing applicable laws, codes, orders, and regulations, as each may be amended from time to time (collectively, “applicable law”), and (ii) all liens, encumbrances, restrictions, rights and conditions of law or of record or otherwise actually known to Tenant or reasonably ascertainable by inspection or survey (collectively, “matters of record”). To the extent applicable, Tenant will be responsible for ensuring that its other Tenant Parties comply with the Tenant Handbook, applicable law, and matters of record. In the event of any inconsistency between this Lease, on one hand, and the Tenant Handbook, on the other hand, this Lease will govern. In the event of any inconsistency between applicable law, on the one hand, and this Lease, the Tenant Handbook, and/or matters of record, on the other hand, applicable law will govern.  Tenant’s obligations under this paragraph shall not, however, require Tenant to make any structural changes to the Premises, the Building or any Common Areas provided that Tenant is using the Premises only for the Permitted Use.

(C)	Control of Presidio and the Premises; Park-Wide Construction

Landlord reserves the right at any time, and from time to time, to change, add to, subtract from, or alter any part of the Common Areas, the Building, or the Presidio, including, without limitation, the sidewalks, streets, driveways, streetscape, or landscaped areas adjacent to the Premises, to dedicate portions of the Building or the Presidio for governmental purposes and to convey portions to others. Landlord will not be subject to liability nor will Tenant be entitled to compensation or diminution of Rent because of such changes. Landlord will not be liable to Tenant for interference or inconvenience caused by any such action of Landlord. Tenant acknowledges that the Presidio is now and will be undergoing significant demolition, construction, and rehabilitation work, which may generate significant noise, disruption, traffic, dust, and other impacts of construction, including changing traffic patterns, reducing available parking spaces, detours, and road closures. Tenant agrees that such noise, disruption, traffic, dust, and other impacts of construction will not give rise to any claim by Tenant against Landlord or any offset or defense against Tenant’s obligation to pay Rent or otherwise perform its obligations under this Lease. Landlord reserves the right to close any streets and parking lots or parking spaces within the Presidio as necessary to perform District Services or to further any construction project. During the Term, significant demolition, construction, and rehabilitation activities will continue in the Presidio (including, without limitation, as part of the rebuilding of Doyle Drive and its associated roadways, and ramps, and as part of construction and rehabilitation activities related to open space, infrastructure improvements, and parkland areas) (collectively, the “Park-Wide Work”). Some Park-Wide Work will not be projects undertaken by Landlord and may be public works projects undertaken by a variety of public and private entities, and some Park-Wide Work generates and is anticipated to continue to generate significant noise, disruption, traffic, dust, and other impacts of construction that may impact the area in which the Premises are located, including changing traffic patterns, reducing available parking spaces, detours, and road closures. Tenant specifically acknowledges the foregoing and expressly agrees that no condition relating to the Park-Wide Work will be deemed a nuisance or an actual or constructive eviction of Tenant and will not give rise to any claim by Tenant against Landlord or any offset or defense against Tenant’s obligation to pay Rent or otherwise perform its obligations under this Lease. For information about certain aspects of the Park-Wide Work, Tenant may consult the websites located at www.presidioparkway.org and www.presidiotunneltops.org.

Building 103, Suite 150

Kinnate Biopharma Inc.

(D)	Tenant’s Compliance

Tenant will conduct its business in a first class and reputable manner. Tenant will furnish, install, and maintain in the Premises all equipment and facilities properly necessary for Tenant’s Permitted Use of the Premises. Tenant, at its sole cost and expense, will comply with all applicable law relating to, or affecting the condition, use or occupancy of, the Premises, and with requirements of Landlord’s insurance underwriters, applicable fire rating bureaus or similar bodies, now or hereafter in effect pertaining to the Premises or Tenant’s use or occupancy of the Premises or the acts or omissions of Tenant in the Premises, irrespective of whether such laws or requirements are foreseen, unforeseen, ordinary, extraordinary or substantial, or whether such compliance is required because of changes in applicable law or by expansion and/or modifications of the Premises or necessitates structural changes or improvements to the Premises or interferes with the use and enjoyment of the Premises. Without limiting the foregoing, Tenant will ensure that at all times the Premises comply with the Americans with Disabilities Act of 1990, 42 U.S.C. §1201 et seq., as may be amended, its regulations, and similar disabled access laws. Landlord makes no representation that Tenant’s proposed Permitted Use of the Premises will comply with applicable law.  Tenant’s obligations under this paragraph shall not, however, require Tenant to make any structural changes to the Premises, the Building or any Common Areas provided that Tenant is using the Premises only for the Permitted Use.

(E)	Waste, Nuisance

Without limiting the other provisions of this Article 5, Tenant will not: (i) cause, maintain, or allow any waste or nuisance in, on, under or about the Premises or the Presidio; (ii) permit on the Premises or the Presidio a condition, substance or material that presents a fire, explosion or other hazard; (iii) conduct any swap meet, sale, or auction in or from the Premises or the Presidio, nor permit any lender or other creditor of Tenant to hold any such activity; (iv) permit noise, vibrations, or odors in the Premises which are reasonably objected to by Landlord or by a tenant, an occupant or a licensee of the Presidio, or allow noise, vibrations or odors to carry outside the Premises; (v) do, omit or permit to be done or omitted anything in the Premises which will cause insurance premiums with respect to all or part of the Premises or the Presidio to be increased or insurance coverage to be increased or cancelled; (vi) receive, deliver or remove merchandise, supplies or equipment, or remove or store refuse (including recycling and composting materials), other than in areas approved in advance in writing by Landlord; (vii) use the Premises or the Presidio or permit anything to be done in, on or about the Premises which will in any way conflict with any applicable law now in force or which may be enacted or promulgated; or (viii) bring into the Premises or the Presidio any Hazardous Materials except in accordance with Article 13. Tenant will dispose of all refuse as required by Landlord and only at the site indicated by Landlord for such use, and Tenant will at all times keep the Premises clean and free of refuse, litter, and other debris.

(F)	Financial Statements

Tenant will deliver to Landlord, within thirty (30) days after Landlord’s request therefor made not more than once annually, current financial statements of Tenant, certified as correct by Tenant’s chief financial officer or a similar officer of Tenant, or, if available, a copy of Tenant’s most recently audited annual financial statements, along with such other financial information, including with respect to any Guarantor, as may be reasonably required by Landlord. Notwithstanding the foregoing, in the event that Tenant’s stock is publicly traded on a national stock exchange, then Tenant's obligation to provide Landlord with financial statements shall be deemed satisfied.

Building 103, Suite 150

Kinnate Biopharma Inc.

(G)	Ground Disturbance

Tenant will not disturb the site or ground outside or under the Building, or anywhere on the Presidio, without the express written consent of Landlord, which consent may be withheld, conditioned, or delayed at Landlord’s sole discretion.

ARTICLE 6

Compliance with Presidio Programs

(A)	Presidio Sustainability Programs

Tenant will comply with all sustainability policies and guidelines promulgated by Landlord from time to time concerning recycling, construction waste minimization, and water and energy conservation, whether included in the Tenant Handbook or otherwise, as such policies and guidelines may be amended from time to time, of which Landlord notifies Tenant.

(B)	Transportation Demand Management Plan

Tenant will comply with the Transportation Demand Management Plan. Tenant will also comply with any Building-wide and Presidio-wide transportation plans, as the same may be amended from time to time in the sole and absolute discretion of Landlord. Tenant will support Landlord’s goal of reducing overall parking needs at the Presidio. Without limiting the foregoing, Tenant will encourage its employees who work in the Premises to lease housing in the Presidio to reduce traffic in the Presidio.

(C)	Integrated Pest Management

Tenant will comply with Landlord’s integrated pest management program requirements, as may be in effect from time to time (collectively, the “IPM Program”), which may address preventive measures and use (or prohibiting the use) of chemicals and pesticides. Upon Tenant’s request, Landlord will confirm then in effect requirements for the IPM Program that are applicable to the Premises. Without limiting the foregoing, the Premises will be operated in full compliance with the guidelines contained in the IPM Program and any amendments thereto, including, without limitation, the guidelines set forth in Exhibit D. In addition, at Tenant’s sole cost and expense, Landlord may require that Tenant enter a satisfactory pest control contract for pest control services for the Premises with a contractor reasonably satisfactory to Landlord that, without limitation, complies with the IPM Program.

(D)	Presidio Interpretation and Outreach

Tenant will participate in Presidio interpretation and public outreach programs for the benefit of the public, whether in concert with the National Park Service or otherwise.

(E)	Public Access

Tenant acknowledges that the Presidio is part of the Golden Gate National Recreation Area and is subject to intensive public use and visitation. Tenant agrees to cooperate with providing public access and public services in accordance with the Tenant Handbook and this Lease. Tenant acknowledges that the public will have access to and the right to use and enjoy all landscaped areas of the Presidio, including, without limitation, the landscaped areas surrounding the Premises and the Building, for walking, picnicking, special events being held at the Presidio and other activities as and when otherwise permitted by Landlord.

Building 103, Suite 150

Kinnate Biopharma Inc.

(F)	Participation in Landlord Surveys

Tenant will participate in and respond in a timely fashion to reasonable surveys and other reasonable information-gathering programs promulgated by Landlord, such as surveys regarding parking needs, transportation, housing, employment and other demographic or socioeconomic data.

ARTICLE 7

Services and Utilities

(A)	Utilities and Other Services

(i)Tenant will pay for all Utility Services, janitorial services and/or other services furnished directly to Tenant or the Premises, together with all related installation or connection charges or deposits. In addition to the foregoing, from and after the Rent Commencement Date, Tenant will pay Tenant’s Reimbursable Expense Pro Rata Share for Utility Services, janitorial services and/or other services furnished by Landlord, or otherwise billed to Landlord, and not directly billed to Tenant for the Premises, Common Areas and the Building (including, without limitation, janitorial services (including exterior window cleaning) and electricity for any exterior lighting attached to the Building); provided that Tenant will not pay for services contracted directly by other tenants in the Building for their premises. Without limiting the foregoing obligations in the preceding sentences to pay for Utility Services, janitorial services and/or other services, the amount payable by Tenant for each of the Utility Services furnished by Landlord, or otherwise billed to Landlord, will be: (a) if the individual service is separately metered for Tenant’s use within the Premises, the metered amount for the Premises of the cost or charges of such service, and (b) if the individual service is not separately metered for Tenant’s use within the Premises (for example, if shared meters with other tenants are used or if it is not a metered service, etc.), Tenant’s Reimbursable Expense Pro Rata Share of the cost or charges of such service for the Building and the Common Areas, as the case may be.

(ii)Landlord will not be in default hereunder or be liable for any damages, consequential or otherwise, directly or indirectly resulting from, nor will any Rent be abated by reason of: (a) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (b) the failure to furnish or delay in furnishing, or the negligent performance of, any services, (c) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other form of energy serving the Premises, the Building, or the Presidio, and/or (d) any interruption whatsoever in Utility Services, District Services, or other services provided to or obtained by Tenant whether due to Force Majeure, or as a result of the making of alterations, repairs or improvements to the Premises or the Presidio or any part of it, or for any other reason. Notwithstanding the foregoing, if any interruption of gas, electricity, and/or water utility services occurs that is due to the gross negligence of Landlord continues for more than ten (10) consecutive Business Days and renders the Premises unusable for the Permitted Use, and if Tenant does not in fact use or occupy the Premises during such period, then Base Rent payable hereunder will be abated retroactively to the first (1st) Business Day of such interruption and such abatement will continue until such Utility Services are restored to Tenant.

(iii)If Landlord, at Tenant’s request, provides services to Tenant that are not otherwise provided for under the terms of this Lease and such services are requested by Tenant, Tenant will pay Landlord’s reasonable costs, rates, charges, and fees for such services upon billing therefor.

(iv)If any governmental entity promulgates or revises any statute, ordinance or building, fire or other code or imposes any mandatory or voluntary controls or guidelines on Landlord, or the Premises, the Building or the Presidio, or any part thereof, or Landlord’s engineers propose guidelines or otherwise make recommendations, relating to the use or conservation of energy, water, gas, light or electricity or the

Building 103, Suite 150

Kinnate Biopharma Inc.

reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease, or if Landlord is required or elects to make alterations or to perform maintenance with respect to, any part of the Premises, the Building or the Presidio, to comply with such mandatory or voluntary controls, guidelines or recommendations, such compliance, the making of such alterations and/or the performance of such maintenance will in no event entitle Tenant to any damages, consequential or otherwise, relieve Tenant of the obligation to pay all Rent due hereunder or to perform each of its other covenants and obligations hereunder or constitute or be construed as a constructive or other eviction of Tenant.

(v)Without the prior written consent of Landlord, Tenant will not place or install in the Premises any machine, equipment, files or other load the weight of which would exceed the intended load-bearing capacity of the floors of the Building; and if Landlord consents to the placement or installation of any such machine, equipment, files or other load in the Premises, Tenant at its sole cost and expense will reinforce the floor of the Premises in the area of such placement or installation, pursuant to plans and specifications approved by Landlord (after review by Landlord’s consultant, whose fees will be paid by Tenant) and otherwise in compliance with Article 9 and Article 11, to the extent necessary to assure that no damage to the Premises or the Building or weakening of any structural supports will be occasioned thereby.

(B)District Services

Subject to the provisions of this Lease, Landlord may provide or cause to be provided for the benefit of the Building and the Premises certain District Services.

(C)Utility Services

(i)Tenant will make all arrangements for certain Utility Services with the Presidio Trust Utility Billing Department or, at Landlord’s option, such other providers as are specified by Landlord.

(ii)Tenant acknowledges and agrees that Utility Services, janitorial services and/or other services furnished by or at the direction of Landlord for Tenant, the Premises or the Building will be charged to Tenant at rates established by Landlord from time to time. Subject to the provisions of this Lease, from and after the Rent Commencement Date, Landlord will furnish (or cause to be furnished) the following Utility Services: gas, water, sanitary sewer, electricity, refuse collection, and janitorial services for the interior of the Premises. Subject to the provisions of this Lease, from and after the Rent Commencement Date, Tenant will contract directly with a provider of telecommunications services pursuant to Article 14. Subject to the provisions of this Lease, from and after the Rent Commencement Date, Landlord will furnish (or cause to be furnished) janitorial services to the Common Areas. Landlord reserves the right to assume itself or to transfer to another provider the responsibility for providing any or all Utility Services, janitorial services, and any other services, and any other provider will have the authority to service and bill Tenant directly. Landlord will give Tenant reasonable notice of any transfer of a service provider.

(iii)Tenant will pay to Landlord monthly, or on such other schedule as may be established by Landlord from time to time, in arrears, within ten (10) Business Days after receipt of such bill from Landlord, all amounts due for Utility Services, janitorial services and/or other services furnished by or at the direction of Landlord for Tenant, the Premises or the Building. Failure by Tenant to pay Landlord for such services will give Landlord, in addition to any other right or remedy of Landlord under applicable law, including, but not limited to, its rights under the Debt Collection Act of 1996, Public Law 104-134, 31 U.S.C. § 3701, et seq., the right to discontinue, upon seven (7) days’ prior written notice, any of the services furnished by Landlord to the Premises and for which Tenant fails to pay as provided in this Article 7(C). Tenant will directly pay any other provider for services rendered, including any Impositions.

Building 103, Suite 150

Kinnate Biopharma Inc.

ARTICLE 8

Tenant’s Taxes

Tenant will pay prior to delinquency all taxes, assessments, license fees, charges, or other governmental Impositions, whether general or special, ordinary or extraordinary, assessed against or levied or imposed upon Tenant’s leasehold interest, trade fixtures, furnishings, equipment, and other personal property and the business conducted by Tenant on or from the Premises. Tenant will pay any rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the Rent, or provided services, or otherwise related to this Lease. Landlord has made no representations or warranties to Tenant regarding exemption from taxation of any kind.

ARTICLE 9

Insurance; Waiver of Subrogation and Claims

(A)	Insurance Requirements

Tenant will, at its sole cost and expense, procure, and will cause the Tenant Contractors to procure as required in items (vi) and (vii) below, the following insurance coverage and will maintain, and will cause the Tenant Contractors to maintain, such insurance throughout the Term (or for the time(s) otherwise specified below):

(i)Tenant will maintain commercial general liability insurance with coverage at least as broad as the current edition of the ISO form CG 00 01, insuring against claims for bodily injury (including death), property damage and personal and advertising injury occurring upon the Premises or operations incidental or necessary thereto located in or on the Premises or areas adjacent thereto or operations incidental or necessary thereto, such insurance to afford protection in an amount not less than Three Million Dollars ($3,000,000) per each occurrence including contractual liability (which includes coverage of the indemnity obligations of Tenant under this Lease), products and completed operations coverage, and accident medical (with a limit of $5,000 per claim); except that such insurance in excess of One Million Dollars ($1,000,000) may be covered by a so called “umbrella” or “excess coverage” policy. Such policy or policies will provide that the coverage limits are not depleted by payment of defense costs. All liability insurance carried by Tenant under the terms of this Lease will name the United States of America, the Presidio Trust, and its officers, directors, and employees, and any additional parties specified by Landlord, as additional insureds.

(ii)Tenant will maintain business automobile liability insurance covering all owned, non-owned or hired motor vehicles to be used in connection with Tenant’s use and occupancy of the Premises with the limits specified above for commercial general liability insurance or such lesser liability limits as may be approved by Landlord. All business automobile liability insurance carried by Tenant under the terms of this Lease will name the United States of America, the Presidio Trust, and its officers, directors, and employees, and any additional parties specified by Landlord, as additional insureds.

(iii)Tenant will maintain workers’ compensation insurance, as required by statute, and employer’s liability insurance with at least One Million Dollars ($1,000,000) of coverage for each part, such policy endorsed to provide waiver of subrogation for the benefit of the Presidio Trust.

(iv)Tenant will maintain business interruption insurance including rent loss coverage (in an amount sufficient to pay at least twelve (12) months’ Rent) with no co-insurance requirement. Such policy will also include an Extended Period of Indemnity of no less than one hundred eighty (180) days. The Presidio Trust will be a loss payee on such insurance and entitled to the proceeds under the terms of Article 16.

Building 103, Suite 150

Kinnate Biopharma Inc.

(v)Tenant will maintain separate “All Risk” property insurance (including, at Tenant’s election, earthquake and flood coverage), together with coverage for water damage (including sprinkler leakage, earthquake sprinkler leakage, and bursting or stoppage of pipes), covering (a) all improvements, betterments, alterations and additions installed in the Premises by or for Tenant after the Delivery Date (collectively, “Insured Improvements”), and (b) Tenant’s personal property, furniture, fixtures, machinery and equipment, and business records (collectively, “Insured Personal Property”) for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, explosions, and water damage of any type, in amounts not less than the full insurable replacement value of such property (subject to reasonable deductible amounts approved in writing by Landlord), which replacement value coverage will include the amount necessary to restore the Insured Improvements and Insured Personal Property to the condition existing prior to the damage, including, without limitation, restoration of Insured Improvements in a manner that preserves impacted historic elements of the Building, to the extent possible under then-applicable law (including, but not limited to any required code upgrades) with an agreed amount endorsement and the elimination of any co-insurance requirement. The Presidio Trust will be a loss payee on such policy as its interest may appear.

(vi)Tenant’s contractors performing work pursuant to Article 10, Article 11, or otherwise (collectively, “Tenant Contractors”) will maintain commercial general liability insurance with coverage at least as broad as the current edition of the ISO form CG 00 01, insuring against claims for bodily injury (including death), property damage, and personal and advertising injury occurring upon the Premises, or operations incidental or necessary thereto located in or about the Premises, such insurance to afford protection in an amount not less than Three Million Dollars ($3,000,000) per each occurrence covering bodily injury and broad form property damage including contractual liability, products and completed operations coverage, and accident medical (with a limit of $5,000 per claim); except that such insurance in excess of One Million Dollars ($1,000,000) may be covered by a so called “umbrella” or “excess coverage” policy. Tenant Contractors will also maintain the coverages specified in Article 9(A)(ii) and Article 9(A)(iii) above in accordance with the provisions of this Article 9. Tenant Contractors will maintain commercial general liability insurance, with identical type, form, and limits to those required above, for at least two (2) years following substantial completion of any work performed by the Tenant Contractors. The workers’ compensation and employer’s liability insurance to be carried by the Tenant Contractors will cover workers at the site and anyone for whom they may be liable. Tenant Contractors’ commercial general liability insurance policies will name the United States of America, the Presidio Trust (and any additional parties specified by Landlord) and Tenant as additional insureds.

(vii)Tenant Contractors performing environmental services and excavation work will maintain “Contractors Pollution Liability” insurance. Each Contractors Pollution Liability insurance policy will name the United States of America, the Presidio Trust (and any additional parties specified by Landlord) and Tenant as additional insureds. The Contractors Pollution Liability policy will, at a minimum, include the following provisions: (a) limits of liability of not less than Three Million Dollars ($3,000,000) per each occurrence/aggregate; (b) deductibles and/or self-insured retentions of not to exceed $50,000; and (c) no asbestos, lead-based paint, mold, or indoor air quality exclusions.

Landlord will have the right, but not the obligation, to obtain property insurance covering the Building and the Common Areas for damage or other loss caused by fire or other casualty or cause, the nature and extent of such coverage to be determined by Landlord in its sole discretion. If Landlord elects to obtain such coverage, Tenant will reimburse Landlord for Tenant’s Reimbursable Expense Pro Rata Share of the premiums therefor (calculated as if the Building were one hundred (100) percent occupied), accruing from an after the Rent Commencement Date, within ten (10) days after billing from time to time by Landlord but not more frequently than once per calendar month.

Building 103, Suite 150

Kinnate Biopharma Inc.

Insurance carried by Landlord, if any, will be for the sole benefit of Landlord. All insurance carried by Tenant hereunder will be primary insurance to, and non-contributing with, any other insurance that may be available to Landlord. Any insurance policies hereunder may be “blanket policies.” All insurance required hereunder will be provided by reputable insurers qualified in the State of California that are rated Best A-:VIII or better (or a comparable successor rating). Coverage for the additional insureds specified by Landlord will be provided by endorsement(s) naming them as additional insureds as approved by Landlord. All deductible or retentions, if applicable, in the policies required herein will be paid for, assumed by, for the account of, Tenant, and at Tenant’s (and/or its contractor’s) sole risk, and Landlord will have the right to approve any deductible or self-insured retentions. Landlord will not be responsible for the payment of any deductible or retention. Additional insureds will be treated under any permitted self-insurance program in accordance with the requirements for additional insureds in the same manner that licensed insurance companies would treat them. Tenant’s obligations and waivers set forth in this Article 9 are independent obligations under this Lease and may not be construed or interpreted in any way to restrict, limit, or modify any provisions indemnifying, waiving, releasing, or limiting the liability of Landlord under this Lease.

(B)Delivery of Policies and Certificates; Increased Coverage

Tenant will have provided Landlord with certificates and endorsements evidencing coverage for all policies of insurance required hereunder prior to the Delivery Date, and such policies will be endorsed to state that such insurance coverage may not be canceled without at least ten (10) days’ prior written notice to Landlord in the case of non-payment of premiums. Tenant will make full copies of any required insurance policy available upon Landlord’s request. Tenant will provide renewal certificates and endorsements to Landlord prior to expiration of such policies, and at least ten (10) days prior to cancellation for non-payment of premiums. Upon any change in or substitution of any such insurance policy, and otherwise at any time upon two (2) Business Days’ notice to Tenant, Tenant will promptly deliver to Landlord a copy of such policy. If Tenant fails to procure or maintain any of the insurance coverage required under the terms of this Article 9, or to deliver such policies, certificates, or endorsements as required hereunder within five (5) Business Days after written request from Landlord, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof, together with an administrative fee equal to five (5) percent of the cost, will be paid by Tenant to Landlord within five (5) days after delivery to Tenant of the invoices therefor.

(C)	Waiver of Subrogation

Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby waive and will cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to the Building, Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise, and other personal property within the Premises or the Building, all improvements in and to the Premises and Building, including any alterations to the Premises or the Building, any contents thereof, or any operations therein, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried, or in the case of Landlord, if the property insurance which Landlord has the right, but not the obligation to carry, been carried) covered by insurance required by this Lease. In accordance with the foregoing, Landlord and Tenant will each obtain from their respective insurers under all policies of fire, theft, liability, property loss or damage, workers’ compensation and other insurance maintained by either of them at any time during the Term insuring or covering the Premises, or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party. Each of Landlord and Tenant will, upon request, deliver to the other written evidence of such waiver of subrogation. For the purposes of this waiver, any deductible with respect to a party’s insurance will be deemed covered by and recoverable by such party under valid and collectable policies of insurance.

Building 103, Suite 150

Kinnate Biopharma Inc.

ARTICLE 10

Maintenance and Repairs

(A)	Tenant’s Maintenance and Repairs

(i)Scope. Tenant will, throughout the Term, and at Tenant’s sole cost and expense, maintain the Premises in substantially the same order and sanitary condition and repair as existing on the Delivery Date, reasonable wear and tear excepted. Tenant’s maintenance and repair obligations include, without limitation: (a) the prompt performance of all necessary repairs, maintenance, and replacements of the carpet, wall-covering, doors, fixtures, equipment, alterations and improvements, interior walls, windows, and electronic, fiber, phone and data cabling whether installed by Landlord or Tenant; (b) the prompt replacement, as they become worn out or obsolete and beyond reasonable wear and tear, of all fixtures, improvements, alterations, and furnishings and equipment comprising or within the Premises; (c) timely housekeeping and routine and periodic work scheduled to mitigate wear and deterioration without altering the appearance of the Premises; (d) the prompt performance of all necessary repairs, maintenance, and/or replacement of broken or worn-out elements, parts or surfaces of the interior of the Premises which are not structural in nature; (e) the prompt performance of all necessary repairs, maintenance, and/or replacement of all Systems and Equipment in or exclusively serving the Premises; and (f) the prompt performance of all actions necessary to ensure that no nuisance or waste exists or is maintained on the Premises. All maintenance, repairs, replacements, rehabilitation, and restoration must be performed in accordance with Article 10 and Article 11.

(ii)Reimbursement for Inspection Costs. Without limiting Landlord’s right to inspect the Premises in accordance with the provisions of this Lease, Tenant will reimburse Landlord for the reasonable cost of inspections performed by or on behalf of Landlord with respect to the Premises and/or the Systems and Equipment within ten (10) days after billing by Landlord.

(iii)Tenant’s Selection of Contractors. If repairs, maintenance, or replacements are required as set forth above, Tenant will promptly arrange for the same through any of the following: (a) Landlord’s work order desk, if Landlord agrees to do so, for such charges as Landlord may from time to time establish, (b) contractors on Landlord’s qualified vendors list for work at the Presidio, or (c) through contractors that Landlord has pre-approved in writing as being comparable to pre-qualified vendors. Tenant will reimburse Landlord for work performed by Landlord through Landlord’s work order desk within ten (10) days after billing therefor.

(iv)Approvals and Permits. All repairs, replacements, or maintenance will be performed in accordance with the Tenant Handbook (which includes, among other things, the Project Compliance Review and Permitting Guidelines and the Construction Guidelines) in a first class, workmanlike manner and such repairs, maintenance and replacements will be of a quality and class equal to or better than the original work or item, subject to the prior written approval of Landlord. Tenant will obtain permits required by the Tenant Handbook (which includes, among other things, the Project Compliance Review and Permitting Guidelines and the Construction Guidelines) and to pay applicable permit fees.

(v)Landlord’s Self-Help. If Tenant does not promptly complete repairs, replacements, or maintenance in a manner and quality reasonably acceptable to Landlord within a reasonable period after written notice and an opportunity to cure, Landlord may, but need not, make such repairs, maintenance, and replacements. The costs paid or incurred by Landlord will be reimbursed by Tenant within ten (10) days after billing by Landlord, which reimbursement will include interest on the costs paid or incurred by Landlord at the Default Rate from the date incurred by Landlord through the date paid by Tenant. In addition to and concurrently with the payment of the cost of the repairs or maintenance, Tenant will pay to Landlord

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the then-current administrative fee charged by Landlord for any repairs or maintenance done by or through Landlord.

(vi)Landlord’s Maintenance Hours. Should Landlord undertake work on Tenant’s behalf, and at Tenant’s expense, Landlord may perform such work during hours acceptable to Landlord (which may mean outside of normal business hours) or at such other hours as Landlord and Tenant deem appropriate. If Landlord and Tenant determine that performing such work outside of normal business hours is desirable, Landlord will inform Tenant of the additional costs related to performance of such work outside of normal business hours. Landlord will not be obligated to perform the work outside of normal business hours unless Landlord and Tenant determine that it is desirable to do so, and Tenant will pay the additional costs related to the performance of such work outside of normal business hours.

(B)	No Setoff

There will be no allowance, abatement, or offset of Rent or other charges, nor liability to Tenant for diminution of rental value or interference with Tenant’s business and no claim by Tenant for eviction from the Premises by reason of inconvenience, annoyance, or injury to Tenant arising from any repairs, alterations, replacements, or improvements made to the Premises, the Building, the Common Areas, the Presidio, or any part(s) thereof by Landlord. In no event will Tenant be entitled to make such repairs and deduct or offset the cost thereof against the Rent or other charges payable hereunder. Tenant waives all rights to make repairs at the expense of Landlord set forth in applicable law.

(C)	Landlord’s Repairs

(i)Without limiting Tenant’s obligations for Losses pursuant to the provisions of this Lease, subject to the provisions of this Lease (including, without limitation, Article 16 below), Landlord will maintain in reasonable working order and condition the Common Areas, the roof of the Building (including the roof membrane), the exterior of the Building (which includes, without limitation, periodic repainting of the exterior of the Building, periodic window washing, and including maintenance of any ramp and porch areas of the Building), the Systems and Equipment that are not in or exclusively serving the Premises, and the structural elements of the Building.

(ii)Tenant will reimburse Landlord for the cost of all inspections, repairs and/or maintenance performed with respect to the Common Areas, the roof of the Building, the exterior of the Building, and/or the Systems and Equipment, accruing from an after the Rent Commencement Date, within ten (10) days after billing by Landlord as follows: (a) if any costs are only attributable to the Premises or only attributable to Systems and Equipment in or exclusively serving the Premises, Tenant will pay all of such costs; (b) if any costs are attributable to the Common Areas or the Building (excluding the Premises) or attributable to other Systems and Equipment that are not in or exclusively serving the Premises, Tenant will pay Tenant’s Reimbursable Expense Pro Rata Share of such costs (or the costs equitably allocated to the Building). Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof except as expressly set forth in this Article 10(C). For clarification, and notwithstanding anything to the contrary, Tenant will reimburse Landlord for Tenant’s Reimbursable Expense Pro Rata Share of the costs, accruing from an after the Rent Commencement Date, of painting of the Building’s exterior, and for painting and maintaining the porch, ramp, and stair areas of the Building.  In any case, the cost of repairs, replacements or improvements which represent capital expenditures under generally accepted accounting principles will be amortized over the useful life of the capital item in questions, and only the annual amortized amount shall be charged to Tenant during each fiscal year during the term.

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(iii)Tenant will provide prompt notice to Landlord of any defects in the Building and/or Common Areas.

ARTICLE 11

Alterations and Liens

(A)	Alterations and Improvements

(i)Consent. Tenant will not make or suffer to be made any alterations and improvements to or of the Premises, or any parts thereof, or attach any fixtures to the Premises, or do anything within the Premises that would connect to or affect the Systems and Equipment, without first obtaining the written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion. Ordinary repair and maintenance work that does not involve alterations and improvements to the Premises will be governed by the provisions of Article 10 above.

(ii)Permits, Applicable Law, and Compliance. Tenant will obtain all required permits (and pay all permit fees and related costs) prior to commencing any such work, and any alterations and improvements to the Premises will be subject to, and made in compliance with such permits, and will be made in compliance with then applicable codes, including without limitation, such codes and requirements as may then be incorporated within the Tenant Handbook, or any subset thereof, applicable building codes, applicable law, and applicable historic preservation, fire/life/safety, and disabled access standards. Without limiting Article 5(B), Tenant acknowledges that the proposed work may be subject to review for compliance with NEPA and the historic guidelines pursuant to Section 106 of the NHPA, and Tenant agrees to pay the then-current review fee in connection with such NEPA/NHPA review. Without limiting the foregoing, Tenant will submit detailed specifications and plans (if applicable) with respect to any proposed alterations and improvements to Landlord for review. Landlord may, among other conditions, request changes to such specifications or plans as a condition to giving its consent. In no event may any alterations and improvements adversely affect the Systems and Equipment and/or the Premises’ structure or its façade.

(iii)Cost and Expense. Any work consented to by Landlord will be done at Tenant’s expense and will be performed either by: (a) Landlord’s contractors and/or its employees, or (b) Tenant Contractors approved in writing by Landlord.

(iv)Fees. In cases where Tenant Contractors perform such work, such work will be performed under Landlord’s supervision, and Tenant will pay Landlord an administrative fee for Landlord’s overhead and for overseeing and reviewing the work in the amount of nine (9) percent of the estimated cost of the alterations and improvements for projects. However, in cases where Landlord’s contractors and/or its employees perform such work, Tenant will pay Landlord an administrative fee for Landlord’s overhead and for overseeing and reviewing the work in the amount of: (a) fifteen (15) percent of the estimated cost of the alterations and improvements for projects that are estimated by Landlord to cost less than $50,000, or (b) nine (9) percent of the estimated cost of the alterations and improvements for projects that are estimated by Landlord to cost $50,000 or in excess of that amount. For purposes of calculating administrative fees pursuant to this Article 11, estimated cost includes costs for labor, material, equipment, and other customary fees, costs, and expenses, but does not include architectural, engineering, and other similar costs and expenses, if applicable. Tenant will provide such information as may be reasonably requested by Landlord to permit Landlord to estimate the cost of the alterations and improvements.

In cases where Landlord’s contractors and/or its employees perform such work, Tenant will pay the estimated cost of the alterations and improvements (including a contingency amount equal to ten (10) percent of the estimated cost of the work) at the time of issuance of the permit for the work (in addition to the standard Presidio permit fee(s) and related costs, if applicable) or, if no permit is required, within ten

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(10) days after Tenant’s receipt of a reasonably detailed billing by Landlord. In all cases, Tenant will pay all fees at the time of issuance of the permit for the work (in addition to the standard Presidio permit fee(s) and related costs, if applicable) or, if no permit is required, within ten (10) days after Tenant’s receipt of a reasonably detailed billing by Landlord. If the actual cost of the alterations and improvements varies from the estimate(s) that were used for fees payable pursuant to this item (iv), Landlord’s estimate for such costs will not be modified and both parties will accept and rely upon the prior estimate(s) for purposes of calculating such fees.

(v)Adequate Assurances. Landlord may require adequate assurance that all Tenant Contractors who will perform such work are duly licensed to perform the work, have in force insurance coverage otherwise required under the terms of this Lease, and will comply with such other requirements as Landlord may impose. Landlord may require that Tenant or its Tenant Contractors post satisfactory completion and performance bonds.

(vi)As-Built Plans. Tenant will deliver to Landlord, at Tenant’s sole cost, “before and after” photos and as-built plans and specifications for any work performed hereunder. By not later than thirty (30) days after completion of any alterations and improvements to the Premises, Tenant will deliver to Landlord an itemized statement of all costs of any such alterations and improvements certified by Tenant’s chief financial officer (or a similar officer of Tenant).

(B)	Prevailing Wage Laws

With respect to any subsequent alterations or improvements to the Premises and for maintenance, repairs, and replacements to the Premises, Tenant will comply with, and will cause all Tenant Contractors to comply with, “prevailing wage” rate applicable law including, but not limited to, the provisions of the Davis-Bacon Act, 40 U.S.C. §§ 276a et. seq., successor statutes, and related regulations, wage schedules, and related executive orders (e.g., Executive Order 13658: Minimum Wage for Contractors).

(C)	No Liens

Tenant will keep, and will cause the Tenant Contractors to keep, the Premises, the Building, and the Presidio free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Tenant, within thirty (30) days after written notice from Landlord, will fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by applicable law and, if Tenant fails to do so, Tenant will be deemed in default under this Lease and, in addition to any other remedies available to Landlord as a result of such default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien. Tenant will reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees. Landlord will have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem proper for the protection of Landlord, the Premises, and the Presidio, from such liens. Tenant will give Landlord notice at least twenty (20) days prior to commencement of any work on the Premises to afford Landlord the opportunity to post such notices.

ARTICLE 12

Rights Reserved by Landlord

Landlord reserves the full right to control the Building, the Common Areas, and the Presidio, whether as set forth in this Lease or otherwise as the federal agency responsible for administering the Presidio pursuant to the Presidio Trust Act, 16 U.S.C. § 460bb note (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages, or other claims of any kind). In addition to the foregoing, Landlord reserves any specific rights set forth in this Lease (which rights

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may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages, or other claims of any kind), including without limitation the rights set forth below. In accordance with the foregoing, Landlord may:

A.Change the name or street address of the Premises or the Building; install and maintain signs on the exterior of the Premises or the Building or within the Common Areas or the Building; retain at all times, and use in appropriate instances, keys to all doors within and into the Premises; grant to any person the right to conduct any business or render any service at the Building or the Presidio, whether or not it is the same or similar to the Permitted Use; and have access for Landlord and other tenants of the Presidio to any mail chutes located on the Premises according to the rules of the United States Postal Service;

B.Enter the Premises at reasonable hours for reasonable purposes, including, without limitation, to perform maintenance and repair to the Premises or to other portions of the Building that require access to the Premises, to exercise rights under this Article 12(B), or to inspect the Premises, which inspection may include, without limitation, investigation and/or sampling and testing for Hazardous Materials; to show the Premises to insurers, prospective tenants and brokers at reasonable hours; and, if Tenant will abandon the Premises at any time, or will vacate the Premises during the last six (6) months of the Term, to decorate, remodel, repair or alter the Premises. In connection with entering the Premises to exercise any of the foregoing rights, in non-emergency situations, and other than for routine cleaning, maintenance or other routine matters, Landlord will provide at least twenty-four (24) hours telephone or email notice to Tenant and will access the Premises only during normal business hours. For purposes of this Lease, Landlord may establish that the Premises have been abandoned by following a notice process substantially similar to that set forth in California Civil Code Section 1951.3;

C.Limit or prevent access to the Premises, the Common Areas, the Building, or the Presidio, or otherwise take such action or preventive measures deemed necessary by Landlord for the safety of members of the public, tenants or other occupants or licensees of the Building or the Presidio or for the protection of the Presidio, the Building, the Common Areas or the Premises and other property located thereon or therein, in case of fire, structural deficiency, earthquake, invasion, insurrection, riot, civil disorder, public excitement, Force Majeure, or other dangerous condition, or threat thereof, or to enter the Premises to perform remediation of Hazardous Materials in accordance with Article 13; and

D.Decorate and make alterations and improvements, structural or otherwise, in or to the Building, the Common Areas, the Presidio or any part thereof, and any building, structure, porch, parking facility, land, street or alley, whether or not adjacent to the Building (including, without limitation, changes and reductions in parking facilities, landscaped areas, driveways, roads and other public areas and the installation of signs, kiosks, planters, sculptures, displays, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into the Premises, the Common Areas, the Building or the Presidio or use of the Presidio in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, or with any other repairs, maintenance, improvements, or alterations in or about the Premises, the Building, the Common Areas or the Presidio, Landlord may erect scaffolding and other structures reasonably required, and during such operations may enter upon the Premises and take into and upon or through the Premises all materials required to make such repairs, maintenance, alterations, or improvements, and may close public entry ways or other public areas.

Landlord reserves all subsurface mineral deposits, including oil and gas deposits, on or underlying the Premises and/or the Building, and reserves the right to explore, drill for and extract such subsurface minerals solely from one or more points of entry outside the Premises, provided that such right will not be exercised so as to disturb subsurface and subjacent support of the Premises or the Building.

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ARTICLE 13

Hazardous Materials

(A)	General

Tenant will not transport, use, store, maintain, generate, manufacture, handle, dispose, release, treat or discharge any Hazardous Material upon or about the Premises, the Building or the Presidio, nor permit any Tenant Parties or other occupants of the Premises to engage in such activities upon or about the Premises, the Building or the Presidio (collectively, “Hazardous Materials Activities”); provided, however, Tenant may use substances customarily used in offices if: (i) such substances will be used and maintained only in such quantities as are reasonably necessary for the Permitted Use, strictly in accordance with applicable law and the manufacturers’ instructions, (ii) such substances will not be disposed of, released or discharged at the Presidio, and will be transported to and from the Premises in compliance with all applicable law and as Landlord may require, (iii) if any applicable law or Landlord’s waste removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant will make arrangements at Tenant’s expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and will cause disposal to occur frequently enough to prevent unnecessary or unauthorized storage of such substances in the Premises, and (iv) any such substances will be completely, properly and lawfully removed from the Presidio upon the expiration or earlier termination of this Lease. Further, if Tenant or any other Tenant Parties or other occupants of the Premises transport, use, store, maintain, generate, manufacture, handle, or treat any Hazardous Materials outside the Presidio, no such Hazardous Materials may be transported to or stored on the Premises or within the Presidio.

(B)	Safety Data Sheet

At such times as Landlord may reasonably request, Tenant will provide Landlord with a written list identifying any permitted Hazardous Material other than ordinary office cleaning materials then used, stored or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any safety data sheet (“SDS”) issued by the manufacturer thereof, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by applicable law.

(C)	Tenant Notifications

Tenant will promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence or suspected presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party against Tenant or the Premises relating to any Losses resulting from the presence or suspected presence of any Hazardous Material on or from the Premises, and (iii) any matters where Tenant is required by applicable law to give a notice to any governmental or regulatory authority respecting the presence or suspected presence of any Hazardous Material on the Premises. Landlord will have the right (but not the obligation) to inspect the Premises, to take such remedial action on the Premises as Landlord may deem appropriate, and to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with applicable law.

(D)	Release or Discharge

If any Hazardous Material is released, discharged or disposed of by Tenant or any other Tenant Parties (including, without limitation, Tenant Contractors) or any other occupant of the Premises on or

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about the Premises, the Building or the Presidio in violation of the foregoing provisions, Tenant will immediately, properly and in compliance with applicable law clean up and remove the Hazardous Material from the Premises, the Building and the Presidio and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord, Tenant or any third party), at Tenant’s expense. Such clean up and removal work will be subject to Landlord’s prior written approval and direction, and will include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant will fail to comply with the provisions of this Article 13 within five (5) days after written notice by Landlord, or such shorter time as may be required by applicable law or to minimize any hazard to persons or property, Landlord may (but will not be obligated to) arrange for such compliance directly or as Tenant’s agent through contractors or other parties selected by Landlord, at Tenant’s expense (without limiting Landlord’s other remedies under this Lease or applicable law).

(E)	No Landlord Obligations

Notwithstanding anything to the contrary in this Lease, Landlord will not be obligated to request, review, approve, act upon, or provide any information or precautions referred to in this Article 13 and any failure by Landlord to do so will not be deemed approval or authorization by Landlord of the actions of Tenant.

(F)	Hazardous Material Definition

“Hazardous Material” means any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community “right-to-know” requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an SDS.

(G)	Landlord Notifications

Without limiting the disclosures, acknowledgements, waivers, and releases made in Article 4 of the Lease, Landlord hereby notifies Tenant and Tenant hereby acknowledges that the Premises and Building may contain asbestos-containing materials (“ACMs”) and/or lead-based paint materials in the flooring, drywall, and possibly other areas of the Premises and Building and Tenant also acknowledges that there may be asbestos, lead-based paint or other Hazardous Materials in, on, under, above, about, or migrating to or from the Building, including without limitation in the soil or drip lines in the land under or adjacent to the Building. Landlord will not be liable to Tenant or any Tenant Parties for any costs or injuries relating to such contamination or any other contamination caused by the National Park Service, the Department of the Army, the Golden Gate Bridge, Highway and Transportation District, the California Department of Transportation or any other Presidio permittee, occupant or third party. Without limiting the foregoing, Tenant will cause its Tenant Contractors and any others performing work at the Premises to receive written notice of the possible presence or suspected presence of such Hazardous Materials. Tenant will indemnify and hold harmless Landlord from and against any Losses arising out of failure to so notify all such Tenant Parties. Tenant will not engage in any activity that would disturb the ACMs or lead-based paint in the Premises or the Building without first obtaining Landlord’s approval under this Lease. Without limiting the foregoing, if Tenant undertakes any alterations or other work in the Premises, Tenant will, in addition to complying with the requirements of this Lease, undertake such work in a manner that will not disturb any ACMs or lead-based paint materials in the Premises or the Building without first obtaining Landlord’s approval under this Lease. If ACMs or lead-based paint are likely to be disturbed in the course of any work proposed to be done by Tenant in the Premises, and Landlord consents to such work, then Tenant will, at

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Tenant’s expense, encapsulate or remove the ACMs in accordance with an asbestos-removal plan approved by Landlord and will perform lead-based paint removal or abatement in accordance with a lead-based paint abatement plan approved by Landlord and, in each case, in accordance with all applicable law and guidelines.

(H)	Discovery of Hazardous Material

If Tenant discovers a Hazardous Material condition at the Premises, excluding conditions that are subject to Article 13(G) above, without limiting Tenant’s other notice obligations herein, Tenant will provide written notice to Landlord. Subject to Tenant’s responsibility for Hazardous Materials Activities and its other obligations set forth in this Article 13, if Landlord elects to correct such condition, Landlord will commence to correct such condition, within a reasonable period after such notice, as determined by Landlord in its reasonable discretion, and thereafter diligently prosecute to completion the correction of such condition. If Landlord does not elect to correct such condition within a reasonable period, as determined by Landlord in its reasonable discretion, Tenant may, as its sole and exclusive remedy, terminate this Lease upon thirty (30) days’ notice to Landlord. If Tenant delivers a termination notice pursuant to this Article 13(H), Landlord may make a subsequent election to cure the condition, in which case Tenant’s election to terminate the Lease will be of no force and effect.

ARTICLE 14

Communications and Computer Lines

(A)	General

Tenant will be responsible for arranging for the provision of telecommunications services (including, without limitation, television, telephone, and data services) within the Premises with a service provider of Tenant’s choice that has been approved by Landlord. Tenant will have sole responsibility for paying directly to such provider all charges incurred for such services and Landlord will have no responsibility therefor. Tenant’s service provider will bring service into the Presidio to the telecommunications building located at 67 Martinez Street (“Building 67”) and such service will then travel from Building 67 to the Premises over lines installed, used, owned, and/or maintained by Landlord (without limiting Articles 14(D) and (E) below, as it may elect to maintain and/or modify in its sole discretion from time to time). In consideration for Landlord’s maintenance and Tenant’s use of available lines, Tenant will pay Landlord a fee based on Landlord’s published rates for use of available copper cable, fiber or both copper cable and fiber if both serve the Premises. Landlord will invoice Tenant monthly for such use, and the invoiced amount will be due and payable thirty (30) days thereafter.

(B)	Access Guidelines

In addition to Tenant’s obligations under Article 14(A), if Tenant elects to have Lines installed in or attached to Landlord’s conduits and other telecommunications infrastructure other than those existing on the date of this Lease, Tenant will request such installation or attachment pursuant to the terms of the then current Presidio Trust Guidelines for Access to Presidio Trust Telecommunications Department Infrastructure (the “Access Guidelines”). If Landlord consents to such installation or attachment Tenant will pay Landlord a recurring fee based on Landlord’s published rates for the use of space within Landlord’s conduits and other telecommunications infrastructure, and Tenant will pay all Landlord’s costs associated with the installation in or attachment to Landlord’s telecommunications infrastructure as described in the Access Guidelines.

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(C)	Installation and Maintenance of Lines

Subject to the provisions of Article 14(A) and Article 14(B) above, Tenant may install, maintain, replace or use any communications or computer wires, cables and related devices (collectively, the “Lines”) in the Premises, provided: (i) Tenant will obtain Landlord’s prior written consent which will not be unreasonably withheld, use an experienced, qualified and licensed contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 10 and 11; notwithstanding the foregoing, Landlord reserves the right to perform any work that involves the Lines serving the Premises that originate outside the Premises up to the point where such Lines enter the Premises, and Tenant will pay to Landlord the cost of any such work performed by Landlord within thirty (30) days after billing, (ii) any such installation, maintenance, replacement or use will comply with all applicable law, the  Construction Guidelines and good work practices, will not interfere with the use of any then existing Lines at the Premises, the Building or the Presidio, and will not damage or deface the Premises or the Building or any part thereof, (iii) an acceptable number of spare Lines and space for additional Lines will be maintained for existing and future occupants of the Premises and the Building, as determined in Landlord’s reasonable opinion, (iv) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause a radiation higher than normal background radiation, the Lines therefor (including riser cables) will be appropriately insulated (at Tenant’s sole cost and expense) to prevent such excessive electromagnetic fields or radiation, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises, (vi) Tenant’s rights will be subject to the rights of any regulated telephone company or other utility, and (vii) Tenant will pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which (a) are installed in violation of this Article 14, (b) are at any time in violation of any applicable law, (c) cause radio frequency, electromagnetic or other interference to any other party or such party’s equipment including, without limitation, Landlord, and other tenants or occupants of the Building or the Presidio, or (d) represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), as soon as possible, but in no event more than three (3) days after written notice from Landlord. Notwithstanding the foregoing, Landlord reserves the right to perform any or all of the work described above at Tenant’s expense. Tenant will pay to Landlord the cost of any such work performed by Landlord, within thirty (30) days after billing.

(D)	Removal, Line Problems

Notwithstanding anything to the contrary contained in this Lease, upon the expiration or earlier termination of this Lease, Landlord reserves the right to require that Tenant remove any or all Lines installed by or for Tenant within or serving the Premises and repair any damage resulting from such removal, or, at Landlord’s option, reimburse Landlord for the cost of such removal and repair. If Landlord elects to remove any or all of the Lines, Tenant will reimburse Landlord for the cost of such removal within thirty (30) days after billing. Any Lines not required to be removed pursuant to this Article 14 will, at Landlord’s option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required by Landlord, or violates any other provision of this Article 14, Landlord may, after ten (10) days’ written notice to Tenant, remove such Lines or remedy such other violation, at Tenant’s expense (without limiting Landlord’s other remedies available under this Lease or applicable law). Tenant will not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord’s prior written consent will be null and void.

Landlord will have no liability for damages arising from, and Landlord does not warrant that Tenant’s use of any Lines will be free from, the following (collectively, “Line Problems”): (i) any eavesdropping or wire-tapping by unauthorized parties, (ii) any failure of any Lines to satisfy Tenant’s

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requirements, or (iii) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants of the Premises or the Presidio by any failure of the environmental conditions or the power supply for the Premises or the Presidio to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause.

(E)	No Liability

Under no circumstances will any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant’s obligations under this Lease. In no event will Landlord be liable for Losses by reason of loss of profits, business interruption or other consequential damages arising from any Line Problems.

ARTICLE 15

Safety and Security Devices, Services and Programs

Landlord and Tenant acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. Any security system installed by Tenant in the Premises must be compatible with any Presidio-wide security system and subject to Landlord’s prior written approval, the Tenant Handbook, and all other provisions of this Lease. The installation of such system must be carried out in compliance with the terms of Article 11. Landlord’s approval of any security system will not be construed as a representation regarding the adequacy or effectiveness of such system. The risk that any safety or security device, service or program may not be effective, or may malfunction or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests, and Tenant will obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 9. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by applicable law.

ARTICLE 16

Casualty Damage or Destruction

(A)	General

If at any time during the Term, the Premises or a portion of the Premises or the Building necessary for Tenant’s use of or access to the Premises are damaged by fire, earthquake, act of God, the elements or other casualty, the rights and obligations of Landlord and Tenant will be as set forth in this Article 16, and Landlord and Tenant waive the provisions of Sections 1932(2) and 1933(4) of the California Civil Code, as such provisions may from time to time be amended, replaced, or restated.

(B)	Notices

If at any time during the Term, the Premises or a portion of the Premises or the Building necessary for Tenant’s use of or access to the Premises are damaged by fire, earthquake, act of God, the elements or other casualty, Tenant will promptly (and in any event use its best efforts to notify Landlord not more than five (5) days after the occurrence of any such damage or destruction) give written notice thereof to Landlord describing with as much specificity as is reasonable given the nature and extent of such damage or destruction.

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(C)	Repair and Abatement of Rent

If the Premises or a portion of the Premises or the Building necessary for Tenant’s use of or access to the Premises are damaged by fire, earthquake, act of God, the elements or other casualty, Landlord will repair the same, subject to the provisions of this Article 16, if (i) in Landlord’s reasonable opinion, such repairs can be made within a period of one hundred eighty (180) days after commencement of the repair work, (ii) insurance proceeds from property insurance for the Building are available to pay the total cost of the work, and (iii) the damage or destruction does not occur during the last twelve (12) months of the Term. If all of the foregoing conditions are satisfied, then this Lease will remain in full force and effect; provided, however, that in such case, (1) Base Rent and Service District Charge will be paid initially from proceeds of the rental interruption or business interruption insurance required to be carried by Tenant hereunder (or from Tenant if such proceeds would have been payable but for Tenant’s failure to maintain such insurance) arising out of or in connection with the damage or destruction and to the extent attributable to the Base Rent and Service District Charge payable to Landlord under this Lease; and (2) so long as the damage or destruction is not caused by the fault or negligence of Tenant or its other Tenant Parties, then to the extent that such insurance proceeds or other payments from Tenant described in clause (1) of this sentence are not adequate to cover Base Rent and Service District Charge hereunder, then the amount of Base Rent and Service District Charge for which insurance proceeds are not available will be temporarily abated proportionately with the degree to which Tenant’s use of the Premises is impaired by the damage or destruction commencing from the date of the damage or destruction and continuing during the period required for the completion of restoration.

(D)	Destruction

The destruction of the Building will, at Landlord’s or Tenant’s election, terminate this Lease.

(E)	Termination

As soon as is reasonably practicable following the occurrence of any damage, Landlord will determine the estimated time and cost required for the repair or restoration of the Premises. If, in Landlord’s reasonable opinion, such repairs cannot be made within the conditions described in Article 16(C)(i)-(iii), then either Landlord or Tenant may elect by written notice to the other within sixty (60) days after the occurrence of the casualty to terminate this Lease effective upon 30 days’ notice. If this Lease is terminated due to casualty, Landlord will be entitled to the proceeds of the property insurance carried by Tenant including any rental interruption or business interruption insurance, provided that Landlord will not be entitled to any proceeds from insurance covering Tenant’s personal property. All property and casualty insurance proceeds will be applied first to the demolition of the Building (if applicable) and any other improvements on the site and restoration of the site of the Building to an immediately buildable condition, then to payment of any accrued unpaid Rent due Landlord as of the date of such termination, and the balance to Landlord. Upon termination, each party will be released without further obligation to the other party as of the effective date of such termination, subject to payment to Landlord of accrued and unpaid Rent, up to the effective date of such termination; provided, however, that all provisions of this Lease that expressly survive the expiration or earlier termination of this Lease, including without limitation the indemnification provisions of this Lease, will survive with respect to matters arising before the effective date of such termination. If Landlord or Tenant does not elect to terminate this Lease, this Lease will continue in full force and effect, but Base Rent will be abated to the extent provided in Article 16(C), and Landlord will proceed diligently to repair such damage.

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(F)	No Compensation or Damages

In no event will Tenant be entitled to any compensation for Losses from Landlord, specifically including, but not limited to, any compensation for Losses for: (i) loss of the use of the whole or any part of the Premises or the Building, (ii) damage to Tenant’s personal property in or improvements to the Premises, or (iii) any inconvenience, annoyance or expense occasioned by such damage or repair (including moving expenses and the expense of establishing and maintaining any temporary facilities). No damage to or destruction of the Premises or any part thereof will permit Tenant to surrender the Premises or terminate this Lease or relieve Tenant from any obligations, including but not limited to the obligation to pay Rent, except as otherwise expressly provided in this Article 16.

(G)	Tenant’s Personal Property and Improvements

Landlord, in repairing performing any repairs pursuant to this Article 16, will not be required to repair or replace any of the Tenant’s Insured Personal Property or any other personal property of Tenant or any other Tenant Parties, or to make any repairs to or replacement of any alterations or improvements installed by or for Tenant. Tenant will timely make such repairs and replacements.

ARTICLE 17

Condemnation

If any material part or all of the Premises or the Building will be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street will be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or the Building, or if Landlord will grant a deed or other instrument in lieu of such a taking by eminent domain or condemnation, Landlord will have the option to terminate this Lease upon ninety (90) days’ written notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. Tenant will have reciprocal termination rights if the whole or any material part of the Premises is permanently taken, or if access to the Premises is materially impaired because of such taking. Landlord will be entitled to receive the entire award or payment in connection therewith, except that Tenant will have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term, and for moving expenses, provided that such claim must be made independently of Landlord’s claim, must not diminish or delay the award available to Landlord, and must be payable separately to Tenant. All Rent will be apportioned as of the date of such termination, or the date of such taking, whichever will first occur. If any part of the Premises is taken, and this Lease is not so terminated, the Rent will be proportionately abated.

ARTICLE 18

Waiver; Indemnification

(A)	Waiver

Except solely by reason of the gross negligence or willful misconduct of Landlord, Tenant, as a material part of the consideration for this Lease, waives any and all Losses in connection with, or arising at any time and from, any cause (including, without limitation, in connection with, or arising at any time and from, any Biological Contaminant and/or Force Majeure) against Landlord for: (i) any death of or injury to person(s), property(ies) or business(es), including, without limitation, property(ies) or business(es) of the Tenant Parties and any other persons, in or about the Premises, the Building, or the Presidio, and/or (ii) any

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damage, destruction, and/or injury to property(ies) or business(es) of any kind whatsoever and to whomsoever belonging, including, without limitation, property(ies) or business(es) of the Tenant Parties and any other persons, in or about the Premises, the Building, or the Presidio.

For purposes of this provision, neither the United States Park Police nor the San Francisco Fire Department (operating from the Presidio firehouse under a contract with the Presidio Trust) will be deemed to be agents or the responsibility of Landlord, and Landlord will have absolutely no liability for any act or omission of the United States Park Police or the San Francisco Fire Department, each of which are independent entities. This provision will not limit any rights or remedies of Tenant or any other party to pursue the United States Park Police or the Presidio Fire Department directly for any acts or omissions of or by such parties.

(B)	Indemnification

Except to the extent resulting from Landlord’s gross negligence, Tenant will defend (at Landlord’s election), indemnify, and hold harmless Landlord from and against any and all claims, demands, liabilities, damages (including, without limitation, with respect to property damage and/or loss of use), judgments, orders, decrees, actions, proceedings, fines, penalties, losses, costs and expenses, including without limitation, court costs and attorneys’ fees (collectively, “Losses”) arising from or relating to any loss of life, damage or injury to person(s), property(ies) or business(es) occurring in or from the Premises and/or the Building, or caused by or in connection with any violation of this Lease or use of the Premises, the Building, or the Presidio by, or caused by or in connection with any other act(s) or omission(s) of, any Tenant Parties. Tenant specifically acknowledges that the foregoing indemnity applies, without limitation, to claims in connection with or arising out of the: (a) physical condition (including seismic) of the Premises, (b) any work described in Article 11, (c) the installation, maintenance, use or removal of any Lines located in or serving the Premises as described in Article 14, (d) Hazardous Materials Activities as described in Article 13, and (e) any resulting diminution in the value of the Premises (whether or not any of such matters will have been approved by Landlord).

(C)	Costs

Tenant’s indemnity obligations include, without limitation, all Losses incurred by the indemnitee from the first notice that any claim or demand is to be made or may be made. The provisions of this Article 18 will survive the expiration or sooner termination of this Lease.

ARTICLE 19

Assignment and Subletting

(A)Mortgages

Tenant will not, without the prior written consent of Landlord, which may be withheld by Landlord in its sole and absolute discretion, pledge, encumber, mortgage, hypothecate or permit any lien to attach to this Lease or any interest herein, by operation of applicable law or otherwise, and Tenant may not encumber its leasehold interest in the Premises.

(B)	Transfers

Tenant will not, without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed, provided all of the conditions (which the parties hereby agree are reasonable) contained in this Article 19 have been satisfied: (i) assign or transfer this Lease or any interest herein, by operation of law, pursuant to a Transfer as defined in Article 19(F) below, or otherwise, (ii) sublet

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the Premises or any part thereof, (iii) license the Premises or any part thereof, or (iv) permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing described as items (i)-(iv) are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant will desire Landlord’s consent to any Transfer, Tenant will notify Landlord in writing (a “Transfer Notice”), which Transfer Notice will include: (a) the proposed effective date (which will not be less than thirty (30) nor more than one hundred eighty (180) days after the Transfer Notice), (b) the portion of the Premises to be transferred (herein called the “Subject Space”), whether directly or indirectly, (c) the terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, and a copy of all documentation pertaining to the proposed Transfer, (d) current financial statements of the proposed Transferee (audited, if available), and, in any event, certified by an officer, partner or owner thereof, (e) any other information to enable Landlord to determine the financial responsibility, character and reputation of the proposed Transferee, nature of such Transferee’s business, and prior experience in owning and operating other businesses, in each case, if applicable, (f) the proposed use of the Subject Space by the proposed Transferee, (g) a spreadsheet showing in reasonable detail the calculation of the Transfer Premium, certified by an officer, partner, member, or owner, as applicable, of Tenant and (h) such other information as Landlord may reasonably require, including but not limited to information to allow Landlord to assess any Transfer (including without limitation Transfers of the entire Premises or portions of the Premises) in accordance with the conditions set forth in Article 19(C) below. With delivery of the Transfer Notice, Tenant will pay to Landlord a nonrefundable review and processing fee of $2,500.00, and Tenant will also reimburse Landlord for any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’, and consultants’ fees) incurred by Landlord within thirty (30) days after written request by Landlord. Any Transfer made without complying with this Article 19 will, at Landlord’s option, be null, void and of no effect (unless waived in writing by Landlord), and, at Landlord’s election, will also constitute a Default under this Lease.

(C)	Landlord’s Consent

Landlord may condition its consent to any proposed Transfer to a Transferee on the terms specified in Tenant’s notice, upon satisfaction of, among other things, the following conditions: (i) Transferee intends to use the Premises for the Permitted Use and a use consistent with applicable Presidio Trust planning documents, (ii) if the Transfer is for only part of the Premises, the size and configuration of and access to the Subject Space and the remaining premises are suitable for normal leasing purposes and reasonably acceptable to Landlord, (iii) Transferee is not a governmental agency or instrumentality, (iv) Transferee has a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, (v) Tenant is not in default hereunder either at the time Tenant requests consent to the proposed Transfer or on the effective date of the Transfer, (vi) Transferee is not an existing or recent (within the prior ninety (90) days) tenant or subtenant of Landlord or a person or entity that Landlord or any agent of Landlord is or has been in discussions with as a potential tenant at the Presidio within the prior ninety (90) days, (vii) Transferee is not a Blocked Person, and (viii) Tenant and Transferee execute documentation concerning the Transfer which is acceptable to Landlord, including an assignment and assumption in the case of an assignment of this Lease in a form approved by Landlord, a Landlord’s consent on Landlord’s form, an acknowledgment by Transferee that Landlord may include Transferee’s name, address, e-mail address and telephone number in Landlord’s Web site, and a Redacted Copy of the sublease or assignment instrument, all of which will be delivered to Landlord prior to the Transfer. Within twenty (20) Business Days after receipt of the required information and documentation, Landlord will either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) refuse to consent to the Transfer in writing; or (c) if the Transfer is an assignment of this Lease or a sublease of all of the Premises for all or substantially all of the remainder of the Term, recapture the Premises. If Landlord exercises its right to recapture, this Lease will automatically be terminated effective on the proposed

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effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such termination.

(D)	Transfer Premium

Tenant will pay Landlord all of any Transfer Premium derived by Tenant from any Transfer. “Transfer Premium” will mean all rent, additional rent or other consideration (whether such other consideration is directly or indirectly attributable to the value of the leasehold, as determined by Landlord in its reasonable discretion) from such Transferee in excess of the sum of (i) the Base Rent and Service District Charge then payable by Tenant under this Lease (on a per RSF basis, if less than all of the Premises is transferred), and (ii) any reasonable and customary brokerage commissions actually paid by Tenant to an unrelated third-party licensed real estate broker, reasonable legal fees, and reasonable tenant concessions in connection with the Transfer. If part of the consideration for such Transfer will be payable other than in immediately available funds, payment to Landlord for such non-cash consideration will be in such form as is reasonably satisfactory to Landlord. The Transfer Premium payable to Landlord hereunder will be paid within ten (10) days after the date received by Tenant.

(E)	Terms of Consent

If Landlord consents to a Transfer: (i) the provisions of this Lease, including, among other things, Tenant’s liability under this Lease with respect to the Subject Space, will in no way be deemed to have been waived or modified, (ii) such consent will not constitute consent to any further Transfer by either Tenant or a Transferee, (iii) no Transferee will succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease additional space, any such rights being deemed personal to Tenant, (iv) Tenant will deliver to Landlord promptly after execution, an executed copy of all documentation pertaining to the Transfer in form acceptable to Landlord, and (v) Tenant will furnish, upon Landlord’s request, a complete statement certified by Tenant’s chief financial officer or similar officer of Tenant, setting forth in reasonable detail the computation of any Transfer Premium Tenant has derived and will derive from such Transfer. Landlord or its authorized representatives will have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer and to make copies thereof. If the Transfer Premium respecting any Transfer will be found understated, Tenant will within thirty (30) days after demand pay the deficiency, and if understated by more than two (2) percent, Tenant will pay Landlord’s costs of such audit. Any sublease will be subordinate and subject to the provisions of this Lease. If this Lease is terminated during the term of any sublease, Landlord will have the right to: (aa) treat such sublease as canceled and repossess the Subject Space by any lawful means, or (bb) require that subtenant attorn to and recognize Landlord as its landlord under any such sublease, including without limitation if this Lease or the sublease in question should be rejected by Tenant under section 365 of the Bankruptcy Code. If Tenant will default and fail to cure within the time permitted for cure under Article 22, Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord until such Default is cured.

(F)	Certain Transfers

A Transfer also includes: (i) if Tenant is a partnership or limited liability company, the withdrawal or change (voluntary, involuntary or by operation of law) of an aggregate of twenty-five (25) percent or more of the interest of all the partners or members, or a transfer of an aggregate of twenty-five (25) percent or more of all partnership or membership interests, whether directly or indirectly (other than to immediate family members by reason of gift or death), or the dissolution of the partnership or company, or withdrawal or change (voluntary, involuntary or by operation of law) of a majority of general partners or managing members of such partnership or company, or (ii) if Tenant is a corporation, (aa) the dissolution, merger,

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consolidation or other reorganization of Tenant, (bb) the sale or other transfer of an aggregate of twenty-five (25) percent or more of the voting shares of Tenant, whether directly or indirectly (other than to immediate family members by reason of gift or death) or (cc) the sale, mortgage, hypothecation or pledge of an aggregate of twenty-five (25) percent or more of Tenant’s net assets.

(G)	Use by Affiliates

Landlord agrees that Tenant is entering into this Lease for itself and the benefit of certain of its Affiliated Entities, and therefore the Premises may be used by any Affiliated Entities without separate prior written consent of the Landlord, provided that Tenant delivers prior written notice to Landlord of the identity of the Affiliated Entity and certificates of insurance satisfactory to Landlord for such Affiliated Entity at least three (3) days prior to the occupancy of any Affiliated Entity, and further provided that (a) Tenant does not separately demise the space used by the Affiliated Entities and the Affiliated Entities will use with Tenant one common entryway to the Premises as well as certain shared central services, such as reception, photocopying and the like; (b) the Affiliated Entities operate their business in the Premises for the Permitted Use and for no other purpose; and (c) the business of the Affiliated Entities is suitable for the Building considering the business of other tenants and the Building’s prestige. If any Affiliated Entities occupy any portion of the Premises as described herein, it is agreed that (i) the Affiliated Entities must comply with all provisions of this Lease, and a default by any Affiliated Entities will be deemed a default by Tenant under this Lease; (ii) all notices required of Landlord under this Lease will be sent only to Tenant in accordance with the terms of this Lease, and in no event will Landlord be required to send any notices to any Affiliated Entities; (iii) in no event will any such occupancy or use by the Affiliated Entities release or relieve Tenant from any of its obligations under this Lease; (iv) the Affiliated Entities and their employees, contractors and invitees visiting or occupying space in the Premises will be deemed Tenant Parties for purposes of Tenant’s indemnification obligations and waiver of claims in Article 4 and Article 18; and (v) if the Affiliated Entities pay Rent for the Premises directly to Landlord, Landlord, at its option, may accept the Rent and the Rent will be considered to be for the account of Tenant and applied against the Rent owed by Tenant as deemed appropriate by Landlord. Neither the occupancy of any portion of the Premises by the Affiliated Entities, nor the payment of any Rent directly by the Affiliated Entities, will be deemed to create a landlord and tenant relationship between Landlord and the Affiliated Entities, and, in all instances, Tenant will be considered the sole tenant under this Lease. No employees of Affiliated Entities will be permitted to participate in the Residential Rental Programs. No Transfer Premium will be payable to Landlord with respect to any use of the Premises by any Affiliated Entities. As used herein, an entity or person will be deemed affiliated with Tenant if such entity or person controls, is controlled by, or is under common control with, Tenant (collectively, the “Affiliated Entities”; each, an “Affiliated Entity”).

(H)	Permitted Transfers

Notwithstanding anything to the contrary contained in this Lease, provided that the net worth of the succeeding entity is not less than 75% of the net worth of Tenant as of Lease Commencement Date, with respect to any assignment to (or a transaction involving) any entity which results from a merger of, reorganization of, or consolidation with Tenant or to any entity which acquires all or substantially all of the stock or assets of Tenant, as a going concern, with respect to the business that is being conducted in the Premises (hereinafter each a “Permitted Transfer”), Landlord has no right to terminate this Lease in connection with, and has no right to any Transfer Premium resulting from, any such Permitted Transfer. Landlord shall consent to any Permitted Transfer within a reasonable period following delivery to Landlord

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of reasonably satisfactory evidence that Tenant and its permitted successor following a Permitted Transfer are obligated to perform Tenant’s obligations under this Lease.

ARTICLE 20

Return of Possession

At the expiration or earlier termination of this Lease or Tenant’s right of possession, Tenant will surrender possession of the Premises in good condition and repair, ordinary wear and tear excepted, broom clean, and will surrender all keys, any key cards, and any parking stickers or cards, to Landlord, Tenant will advise Landlord as to the combination of any locks or vaults remaining in the Premises, will remove all trade fixtures and personal property of Tenant and will repair any damage to the Premises caused by such removal. All obligations or rights of either party arising during or attributable to the period ending upon the expiration or earlier termination of this Lease (including, without limitation, the indemnity obligations in Article 18 or the obligations of Tenant with respect to the removal of Hazardous Materials pursuant to Article 13), and all obligations or rights of either party hereunder expressly arising on or following such expiration or earlier termination (including without limitation the provisions of this Article 20), will survive such expiration or earlier termination. All improvements, fixtures, and other items in or upon the Premises (except trade fixtures and personal property belonging to Tenant), whether installed by Tenant or Landlord, will be Landlord’s property and will remain upon the Premises, all without compensation, allowance, or credit to Tenant. If, when Landlord consents to any alterations and/or improvements made after the Lease Commencement Date, Landlord conditions such consent upon subsequent removal, Tenant will promptly remove such alterations and/or improvements and restore the Premises to the condition in which it existed prior to the installation thereof; provided that if Tenant fails to remove such alterations and/or improvements and restore the Premises prior to the expiration or earlier termination of this Lease, Tenant will pay for the removal of such items and restoration of the Premises and will not be permitted to enter the Premises to perform such work. If Tenant fails to perform any repairs or restoration or fails to remove any alterations and/or improvements, or other items from the Premises as required hereunder, Landlord may do so, and Tenant will pay Landlord the cost thereof upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any applicable law may be handled or stored by Landlord at Tenant’s expense, and Landlord will in no event be responsible for the value, preservation, or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the expiration or earlier termination of this Lease or Tenant’s right to possession will, at Landlord’s option, be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable law, Landlord will have a lien against such property for the costs incurred in removing and storing the same.

ARTICLE 21

Holding Over

Tenant will pay Landlord two hundred (200) percent of the amount of Rent then applicable for each month (and the full such monthly amount for any partial month) that Tenant will retain possession of the Premises or any part thereof after the expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof. The foregoing will not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant will remain bound to comply with all provisions of this Lease until Tenant vacates the Premises). If Tenant holds over the expiration or earlier termination of this Lease, Tenant agrees that it will be liable to Landlord for all damages that Landlord suffers from such hold-over, including, without limitation, all consequential damages related thereto. Further, Tenant will pay Landlord two hundred (200) percent of the amount of rent attributable to any other part of the Building (i.e., excluding the Premises) that Tenant possesses or occupies (whether by moving personal property into such area, by commencing alterations or improvements in such area, or otherwise) without

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Landlord’s express written consent (regardless whether there have been discussions, negotiations, executed non-binding term sheets, and other communications, including unaccepted offers, regarding such use). Monthly rent attributable to any such area will be determined by multiplying the square footage of such area (as determined by Landlord in its reasonable discretion) by the Rent then payable hereunder divided by the RSF for the Premises. Monthly rent will be payable for each month (and the full such monthly amount for any partial month) that Tenant will retain possession of the occupied area or any part thereof, together with all damages sustained by Landlord on account thereof. The foregoing will not serve as permission for Tenant to wrongfully possess or occupy any other part of the Building, nor serve to modify the Premises or otherwise modify the provisions of this Lease (although Tenant will be bound to comply with all provisions of this Lease with respect to such area until Tenant vacates the Premises). Tenant will be liable to Landlord for all damages that Landlord suffers from such wrongful possession, including, without limitation, consequential damages.

ARTICLE 22

Default by Tenant; Landlord’s Remedies

(A)	Default

The occurrence of any one or more of the following events will constitute a “Default” by Tenant: (i) failure by Tenant to make any payment of Rent within three (3) days after its due date and such failure continues for five (5) days following written notice thereof from Landlord; (ii) failure by Tenant to observe or perform any of the terms or conditions of this Lease (other than those for which another cure period is specified) within thirty (30) days after written notice by Landlord to Tenant; (iii) failure by Tenant to comply with the Tenant Handbook (including the Presidio Rules), unless such failure is cured within five (5) days after notice; (iv) either (aa) making by Tenant or any guarantor of this Lease (“Guarantor”) of any general assignment for the benefit of creditors, or (bb) filing by or against Tenant or any Guarantor of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days), or (cc) appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located on the Premises or of Tenant’s interest in this Lease, or (dd) attachment, execution or other judicial seizure of substantially all of Tenant’s assets located on the Premises or of Tenant’s interest in this Lease, or (ee) Tenant’s or any Guarantor’s convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, or (ff) Tenant’s or any Guarantor’s insolvency or admission of an inability to pay its debts as they mature; (v) any material misrepresentation in this Lease, or material misrepresentation or omission in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating, entering, or the obligations set forth in this Lease or in connection with any Transfer under Article 19; or (vi) failure by Tenant to cure within any applicable times permitted any default under any other lease which Tenant has for space at the Presidio (and any default hereunder not cured within the times permitted for cure herein will, at Landlord’s election, constitute a default under any such other lease or leases). Each of the following will constitute an “Incurable Default” for which Tenant will not be entitled to either the notice or cure rights set forth above: (y) any “Incurable Default” specified as such in Article 5(A); or (z) a Transfer in violation of this Lease. An Incurable Default will be, for purposes of Landlord’s remedies set forth below, a Default. These notice and cure periods are in lieu of, and not in addition to, any notice and cure periods provided by applicable law.

(B)Remedies

In the event of any Default by Tenant Landlord may, at any time thereafter, with or without notice or demand and without limiting any other right or remedy under this Lease or pursuant to applicable law or

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equity (all remedies will whenever possible be deemed to be cumulative and not exclusive) exercise any or all of the following remedies:

(i)Terminate this Lease and promptly obtain a judgment for immediate possession of the Premises, notwithstanding any other remedies available to Landlord hereunder.

(ii)Terminate this Lease and recover as damages the following: (aa) the worth at the time of award of the unpaid Rent which had been earned at the time of termination; (bb) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided; (cc) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; (dd) the Costs of Re-Letting; and (ee) any other amount necessary to compensate Landlord for all the detriment resulting from by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The worth at time of award of the amounts referred to in Articles 22(B)(ii)(aa) and 22(B)(ii)(bb) is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in Article 22(B)(ii)(cc) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1) percent. Efforts by Landlord to mitigate the damages caused by Tenant’s breach of the Lease do not waive Landlord’s right to recover damages hereunder.

(iii)Continue this Lease in effect even though Tenant has breached the Lease and enforce all of Landlord’s rights and remedies under this Lease, including, without limitation, the right to recover Rent as it becomes due for so long as Landlord does not terminate Tenant’s right to possession. Acts of maintenance or preservation, efforts to re-let, transfer, re-use, or re-occupy the Premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease will not constitute a termination of Tenant’s right to possession.

(iv)Following Tenant’s vacation or abandonment of the Premises or issuance of a court order, judgment or arbitrator’s award giving Landlord the right to possession of the Premises, enter the Premises and remove all persons, whether or not claiming rights as tenants and all property, and store such property in a public warehouse or elsewhere at the cost and expense of and for the account of Tenant. If Tenant does not immediately pay the cost of storage of such property after the same has been stored for a period of thirty (30) days or more, Landlord may sell any or all such property at a public or private sale in such manner and at such times and places as Landlord may deem proper, without notice to or demand upon Tenant, and apply the proceeds pursuant to applicable law. For purposes of this Lease, Landlord may establish that the Premises have been abandoned by following a notice process substantially similar to that set forth in California Civil Code Section 1951.3.

(v)Have a receiver appointed for Tenant, upon application by Landlord: (aa) to take possession of the Premises; (bb) to apply any Rent collected from the Premises first to the costs of such receivership, then to all amounts (other than Rent) owing under this Lease, and then to Rent owing under this Lease; and (cc) to exercise all other rights and remedies granted to Landlord pursuant to Article 22(B)(iv) above.

(C)	Specific Performance and Collection of Rent

Without prior demand or notice except as required by applicable law, Landlord will at all times have the rights and remedies (which will be cumulative and in addition to those rights and remedies pursuant to applicable law, equity, or under any other provision of this Lease): (i) to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of

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any provision hereof, and (ii) to sue for and collect any unpaid Rent which has accrued as provided in Article 22(B) above.

(D)	Certain Definitions

“Costs of Re-Letting” will include, without limitation, all reasonable costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations, and improvements to the Premises and other items (including personal property used to operate the Premises), brokerage commissions, advertising costs, attorneys’ fees, escalation costs in the prorated amount of five (5) percent per annum from the date when Default occurs until the date when Landlord possesses the Premises, any customary free rent periods or credits, tenant improvement allowances, take-over obligations and other customary, commercially reasonable or appropriate economic incentives required to enter leases or other agreements with Replacement Tenants, and costs of collecting rent from Replacement Tenants. “Replacement Tenants” will mean any person(s) or entity(ies) to whom Landlord relets, transfers, or otherwise permits, by agreement, the use and occupancy of the Premises, or any part(s) thereof, pursuant to this Article 22.

(E)	Other Matters

No re-entry or repossession, repairs, changes, alterations, improvements, re-letting, transfer, acceptance of keys from Tenant, or any other action or omission by Landlord will be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or accept a surrender of the Premises, nor will the same operate to release the Tenant in whole or in part from any of Tenant’s obligations, unless express written notice of such intention is sent by Landlord or its agent to Tenant. To the fullest extent permitted by applicable law, all rent and other consideration paid by any Replacement Tenants will be applied: first, to the Costs of Re-Letting, second, to the payment of any Rent theretofore accrued, and the residue, if any, will be held by Landlord and applied to the payment of other obligations of Tenant to Landlord as the same become due (with any remaining residue to be retained by Landlord). Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant. Landlord will be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues after the date of any default by Tenant unless and until the default has been cured within the times permitted. The times for curing of defaults by Tenant are of the essence of this Lease. Tenant irrevocably waives any right otherwise available under applicable law to redeem or reinstate this Lease. Without limiting the rights and remedies of Landlord provided in this Article 22 or elsewhere, if Tenant is in Default of any of its non- Monetary Obligations under this Lease, Landlord may, at Landlord’s option, without any obligations to do so, perform such obligations on Tenant’s behalf. Tenant will reimburse Landlord for the cost of such performance upon written demand together with an administrative charge equal to fifteen percent (15%) of the cost of the work performed by Landlord.

ARTICLE 23

Default by Landlord; Tenant Remedies

If Landlord fails to perform any term or provision under this Lease required to be performed by Landlord, Landlord will not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure will have continued for a period of thirty (30) days after Tenant delivers written notice thereof to Landlord; provided, however, if the nature of Landlord’s failure is such that more than thirty (30) days are reasonably required in order to cure, Landlord will not be in default if Landlord commences to cure such default within such thirty (30) day period, and thereafter reasonably proceeds to cure such default to completion. If Landlord fails to cure within the times permitted for cure hereunder, Landlord may be subject to such remedies as may be available to Tenant pursuant to applicable law (subject

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to the other provisions of this Lease); provided, however, in recognition that Landlord must receive timely payments of Rent to operate the Presidio, Tenant will have no right of self-help to perform repairs or any other obligation of Landlord, and will have no right to withhold, set-off, or abate Rent, nor claim an actual or constructive eviction or disturbance of Tenant’s use or possession of the Premises, unless, until, and only to the extent that Tenant will have obtained a valid judgment by a court of competent jurisdiction.

ARTICLE 24

Attorneys’ Fees; Jury Trial

If as a result of any Default Landlord uses the services of an attorney to secure compliance with such provisions or recover damages therefor, or to enforce this Lease or evict or eject Tenant, Tenant will reimburse Landlord on demand for all reasonable attorneys’ fees and costs so incurred by Landlord, subject, however to the following sentence. In the event of any litigation or arbitration between Landlord and Tenant, the prevailing party (as determined by the court, agency, or other authority before which such suit or proceeding is commenced) will be entitled to obtain, as part of the judgment or award, all reasonable attorneys’ fees, costs, and expenses incurred in connection with such litigation or arbitration, except as may be limited by applicable law. For purposes of this Article 24, reasonable attorneys’ fees may be incurred for in-house attorneys (and, for Landlord, other government attorneys) who are actively participating with the representation and the amount of such fees will be determined as if such attorneys were private attorneys.

In the interest of obtaining a speedier and less costly hearing of any dispute, Landlord and Tenant each irrevocably waive the right to trial by jury to the extent permitted by applicable law.

ARTICLE 25

Binding Arbitration

(A)	Binding Arbitration

In the event of a dispute over Tenant’s right to possession of the Premises, then upon notice by either party to the other party describing the dispute with reasonable particularity (an “Arbitration Notice”), and to JAMS, San Francisco, California, the dispute will be submitted to a single arbitrator who is independent and impartial for binding arbitration in San Francisco, California. The arbitration will be conducted in accordance with the Administrative Dispute Resolution Act of 1996 (5 U.S.C., Sections 571-581, as updated) and JAMS’ Streamlined Arbitration Rules and Procedures (the “Streamlined Procedures”) then in effect, as modified or supplemented in this Lease. The Streamlined Procedures will apply regardless of whether any claim or counterclaim exceeds $250,000.00. The arbitrator will be selected in accordance with the Streamlined Procedures. The arbitrator will notice a hearing and will hold such hearing no more than twenty (20) calendar days after his or her selection, and at the hearing each party will be accorded up to four (4) hours in which to present its case. The parties’ goal is, and the arbitrator will be advised that his or her goal will be, to conduct and conclude the arbitration proceeding as expeditiously as possible. If any party or its counsel fails to appear at any hearing, the arbitrator will be entitled to reach a decision based on the evidence that has been presented by the party that did appear. The arbitrator will render his or her decision within thirty (30) calendar days after the hearing. The arbitrator’s judgment, which may include the immediate eviction of Tenant, will be final and binding on all parties, and judgment may be entered and enforced in the United States District Court for the Northern District of California, San Francisco Division. The arbitrator will be required to follow the applicable law of the United States. In the absence of applicable United States law, the arbitrator will follow applicable California law. There will be no discovery concerning the dispute. The arbitrator is empowered solely to decide whether the Tenant is entitled to possession of the Premises under the terms of this Lease and applicable law (the “Arbitration Matters”).

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The arbitrator is not empowered to award damages to either party, but the decision of the arbitrator as to the Arbitration Matters is intended to be final and binding and will be treated in any subsequent judicial proceeding as though the parties had stipulated to the arbitrator’s decision. The foregoing limitation on the scope of the matters to be decided by the arbitrator is intended to limit only the relief available to either party under this Lease with respect to the Arbitration Matters and is not intended to limit the relief, including damages that might otherwise be available to either party under this Lease or applicable law in a judicial proceeding, with respect to issues other than the Arbitration Matters. Landlord and Tenant will share equally the arbitrator’s fees and all costs associated with the arbitration (excluding the attorneys’ fees and costs incurred by the respective parties).

NOTICE: BY SIGNING IN THE SPACE BELOW, LANDLORD AND TENANT EACH HEREBY VOLUNTARILY AGREES TO HAVE ANY DISPUTE RELATING TO THE ARBITRATION MATTERS DECIDED BY BINDING NEUTRAL ARBITRATION. EACH WAIVES AND RELINQUISHES ANY RIGHTS IT MIGHT POSSESS TO HAVE SUCH DISPUTES LITIGATED IN A COURT OR JURY TRIAL. BY SIGNING IN THE SPACE BELOW, LANDLORD AND TENANT EACH HEREBY WAIVES AND RELINQUISHES ITS JUDICIAL RIGHTS TO DISCOVERY AND APPEAL. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IF IT REFUSES TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, IT MAY BE COMPELLED TO ARBITRATE BY LAW. THE AGREEMENT BY LANDLORD AND TENANT TO THIS ARBITRATION PROVISION IS VOLUNTARY. TENANT ACKNOWLEDGES THAT TENANT’S EXECUTION OF THIS ARBITRATION AGREEMENT IS NOT REQUIRED AS A CONDITION TO LANDLORD AND TENANT’S ENTERING INTO THIS LEASE. LANDLORD AND TENANT HAVE READ AND UNDERSTAND THE ABOVE AND AGREE TO SUBMIT TO BINDING ARBITRATION UNDER THIS ARTICLE 25.

PRESIDIO TRUST, a wholly-owned government		KINNATE BIOPHARMA INC., a Delaware
corporation of the United States of America		corporation

By:	/s/ Josh Bagley	By:	/s/ Mark Meltz
Name:	Josh Bagley
Title:	Deputy Chief Business Officer	Name:	Mark Meltz

		Title:	COO and General Counsel

(B)	Duration

The Federal District Court for the Northern District of California may adopt rules for the expedited processing of actions to evict Presidio tenants. If the foregoing occurs, notwithstanding anything in this Lease to the contrary, the provisions of this Article 25 will remain in full force and effect until such time as Landlord may elect to give notice to Tenant that said provisions are irrevocably terminated as of the date of such notice due to the adoption of such eviction rules (“Arbitration Termination Notice”). Such Arbitration Termination Notice will not in any way affect the applicability of the provisions of this Article 25 to any dispute for which Landlord or Tenant has given an Arbitration Notice prior to Landlord’s having given the Arbitration Termination Notice.

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ARTICLE 26

No Waiver

No provision of this Lease will be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver will be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease will be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord’s consent or approval respecting any action by Tenant will not constitute a waiver of the requirement for obtaining Landlord’s consent or approval respecting any subsequent action. Acceptance of Rent by Landlord will not constitute a waiver of any breach by Tenant of any term or provision of this Lease. Acceptance of a lesser amount than the required amount of Rent by Landlord will not waive Landlord’s right to receive the full amount due, nor will any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from any person other than Tenant, including, without limitation, any Transferee, will not constitute a waiver of Landlord’s right to approve any Transfer.

ARTICLE 27

Conveyance by Landlord; Liability

If Landlord conveys or otherwise disposes of any portion thereof in which the Premises are located to another person (and nothing will be construed to restrict or prevent such conveyance or disposition), Landlord will deliver the Security Deposit to such other person and such other person will be and become landlord hereunder and will be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord which first arise on or after the date of conveyance, including the return of the Security Deposit. Tenant will attorn to such other person, and Landlord will, from and after the date of conveyance, be free of all liabilities and obligations hereunder that accrue after the effective date of such conveyance or disposition.

The liability of Landlord to Tenant for any default by Landlord under this Lease or with Landlord’s operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Presidio, the Premises, and the recovery of any judgment by Tenant against Landlord, will be limited in amount to not exceed the rental proceeds from the Premises in excess of any financial liens thereon. If financial liens do not encumber the Premises, then recovery will be limited in to amount to not exceed seventy (70) percent of the rental proceeds of the Premises. In no event will Landlord be liable to any Tenant Parties for any Losses related to lost profit, lost goodwill, damage to or loss of business, diminution in the value of the Premises, any Biological Contaminant and/or Force Majeure, or any form of special, indirect, or consequential damages. The limitations of liability contained in this Article 27 apply equally and inure to the benefit of all parties included within “Landlord.” Further, without limiting the foregoing, in no event will any party included within “Landlord,” other than Landlord, have any liability for any default by Landlord under this Lease or with Landlord’s operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Presidio or the Premises.

ARTICLE 28

Estoppel Certificates

Tenant will, from time to time, within ten (10) days after written request from Landlord, execute, acknowledge and deliver a statement in customary form (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect (or, if this Lease is claimed not to be in force and effect, specifying

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the grounds therefor) and any dates to which the Rent has been paid in advance, and the amount of any security deposit or letter of credit, (ii) acknowledging that there are not, to the knowledge of Tenant, any uncured defaults on the part of Landlord hereunder (or specifying such defaults if any are claimed), and (iii) certifying such other matters as Landlord may reasonably request, or as may be reasonably requested by Landlord’s current or prospective mortgagees, insurance carriers, auditors, or prospective purchasers. Any such statement may be relied upon by any such third parties.

ARTICLE 29

Real Estate Brokers

Tenant represents that Tenant has not dealt with any party as broker, agent, or finder in connection with this Lease, except Evolution Real Estate Inc. (“Tenant’s Broker”), who has represented Tenant with respect to this Lease. Except to the extent of any agreement by Landlord to compensate Tenant’s Broker, which must be in writing and duly executed by Landlord, Tenant agrees to indemnify, defend (at Landlord’s election), and hold Landlord harmless from all claims, demands, damages, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from any assertion by any broker, agent, or finder based upon the acts of the Tenant for any commission or fee alleged to be due to any party in connection with this Lease.

ARTICLE 30

Security Deposit

Tenant will deposit with Landlord, the amount specified in the Basic Lease Information (“Security Deposit”), upon Tenant’s execution and delivery of this Lease. Tenant will deliver the Security Deposit to Landlord in immediately available funds. The Security Deposit will serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. If Tenant is in default hereunder and fails to cure within any applicable time permitted under this Lease, or if Tenant owes any amounts to Landlord upon the expiration of this Lease, Landlord may apply the whole or any part of the Security Deposit for the payment of Tenant’s obligations, regardless of whether such obligations accrue before or after such default. The use or application of the Security Deposit or any portion thereof will not prevent Landlord from exercising any other right or remedy provided hereunder or under applicable law and will not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant will deposit with Landlord within ten (10) days after written notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord will not be required to keep the Security Deposit separate from Landlord’s general funds or pay interest on the Security Deposit. Any remaining portion of the Security Deposit will be returned to Tenant within sixty (60) days after Tenant has surrendered all of the Premises in accordance with Article 20. If the Premises will be expanded at any time, or the Term will be extended at any increased rate of Rent, the Security Deposit will be proportionally increased. Tenant hereby waives the provisions of California Civil Code Section 1950.7 and all similar federal statutes and common laws, and all other provisions of applicable law now in force or that become in force after the execution of this Lease, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises or which preclude the application of the Security Deposit to damages accruing after the date for return of the deposit called for in California Civil Code Section 1950.7 or any other applicable law. Tenant hereby waives any right under California Civil Code Section 1950.7 or any similar federal statutes or any other applicable law to return of the Security Deposit before all sums owed by Tenant under the Lease, whenever accruing, are paid in full.

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ARTICLE 31

Notices

Every notice or other communication to be given by either party to the other will be in writing and will not be effective for any purpose unless the same will be served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, addressed, if to Tenant, at the address set forth in the Basic Lease Information (with a courtesy email copy as noted therein, which will in no event require proof of actual delivery by the email addressee), and if to Landlord, at the address set forth in the Basic Lease Information, or such other address or addresses as Landlord or Tenant may from time to time designate by notice given as above provided; notwithstanding the foregoing, notices sent by Landlord or its property managers regarding general operational matters may be sent via e-mail to the e-mail address provided by Tenant to Landlord for such purpose. Every notice or other communication hereunder will be deemed to have been given as of the third Business Day following the date of such mailing (or as of any earlier date evidenced by a receipt or rejection notice from such national air courier service or United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing will be of no force or effect until received by the foregoing parties at the addresses set forth in the Basic Lease Information.

ARTICLE 32

Parking

Landlord will make available for purchase monthly parking passes in the amount of the Parking Pass Allotment for parking in striped parking spaces in the Presidio in a location reasonably close to the Premises to be designated by Landlord. Subject to the provisions herein, Tenant’s employees will be entitled to purchase monthly parking passes for up to the amount of the Parking Pass Allotment. Tenant may not purchase the monthly parking passes and then distribute them to its individual employees. Tenant will provide a list of names of employees Tenant has designated for the purchase of monthly parking passes to Landlord’s transportation department and will provide any changes to that list from time to time as personnel changes or allocation of parking passes changes. All employees listed by Tenant must work in the Premises and may not use the parking passes in connection with other work in any other location in the Presidio or outside of the Presidio. Tenant will cooperate with Landlord to provide parking for special park events. Tenant will use reasonable efforts to cause the Tenant Parties to park solely in the striped spaces. Landlord will have the option to relocate any then-existing parking (whether designated for Tenant’s use or otherwise) to other areas on the Presidio within 1,500 feet of the Premises on thirty (30) days’ notice to Tenant. Tenant will use reasonable efforts to cause the Tenant Parties to cooperate with Landlord in its efforts to enforce this parking provision as it applies to each such person or entity. Tenant, any Affiliated Entities, and any permitted subtenants will adopt personnel policies and practices to enforce the parking restrictions on their respective employees as contemplated under this Lease. Tenant, any Affiliated Entities, and any permitted subtenants will regularly encourage their employees to take public transportation to and from work and/or to use means of transportation other than private single occupant vehicles.

If Tenant determines that parking associated with any special event to be held by any of the Tenant Parties would reasonably be expected to exceed the Parking Pass Allotment (taking into account permitted use of such parking), Tenant will give Landlord reasonable notice of the event (and not less notice than required in the Tenant Handbook), and Landlord may require, among other conditions, that Tenant provide, at its sole cost and expense, shuttle and/or valet services for the event.

Tenant acknowledges that all parking passes are provided pursuant to a parking management program requiring payment for parking either on an hourly, daily, weekly, or monthly basis (monthly available only to the extent of the Parking Pass Allotment) and that such parking management program may be amended from time to time by Landlord in Landlord’s sole and absolute discretion.

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Tenant will be responsible for allocating parking among itself and its subtenants, if any, visitors, and guests. Parking will be limited to standard-sized passenger vehicles (including passenger vans and sports utility vehicles) for periods during which Tenant or Tenant’s invitees, agents and employees are present at the Premises. Parking may not be used by buses, RVs, commercial-sized trucks, or similar vehicles that are not standard-sized passenger vehicles.

Tenant acknowledges and agrees that parking in the Presidio is subject to the provisions of the Tenant Handbook and any other parking management program, rules, and regulations to be adopted by Landlord from time to time in its sole discretion.

ARTICLE 33

Entire Agreement

This Lease and Exhibits A, B, C, D and E (the “Exhibits” and, collectively, incorporated by reference and made a part of this Lease) contain all the provisions between Landlord and Tenant with respect to this Lease. No prior or contemporaneous agreement or understanding pertaining to the same will be of any force or effect. Neither this Lease nor the Exhibits may be modified, except in writing signed by Landlord and Tenant. Defined terms used in this Lease and not otherwise defined in this Lease have the meanings set forth in the Exhibits and vice versa.

ARTICLE 34

Miscellaneous

(A)	Binding

Each of the terms and provisions of this Lease will be binding upon and inure to the benefit of Landlord and Tenant, and their respective heirs, executors, administrators, guardians, custodians, successors, and assigns, subject to the provisions of Article 19.

(B)	Recordation

Neither this Lease nor any memorandum hereof will be recorded.

(C)	Survival

All obligations or rights of Landlord or Tenant arising during or attributable to the period ending upon the expiration or earlier termination of this Lease will survive such expiration or earlier termination.

(D)	Enjoyment

Landlord agrees that, if Tenant timely pays the Rent and performs the terms and provisions hereunder, and subject to all terms and provisions of this Lease, Tenant will hold and enjoy the Premises during the Term free of lawful claims by any person acting on behalf of or through Landlord.

(E)	Light/Air Easements

This Lease does not grant any legal rights to “light and air” outside the Premises nor any particular view or cityscape visible from the Premises.

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(F)	Force Majeure

Neither Landlord nor Tenant will be chargeable with, liable for, or responsible to the other or to any other person for any delay in the performance of any act required hereunder (other than the payment of Rent) when such delay is caused by a Force Majeure occurrence and any delay due to said causes or any of them will not be deemed a breach of or default in the performance of this Lease, it being specifically agreed that any time limit for such party’s performance contained in this Lease will be extended for the same period of time and to the extent of delay resulting from causes set forth above.

(G)	Use of Names/Logos

Tenant will not and will ensure that all other Tenant Parties do not use the names of, or the logos for, “Presidio Trust” or “Presidio of San Francisco,” or the word “Presidio” in any combination with the word “Trust”, including all variations thereof, in their corporate name or in the name of the entity under which they do business, or in any other way (other than in connection with Tenant’s address), without Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion. Tenant acknowledges that such names and logos are proprietary to Landlord.

(H)	Signs

No temporary or permanent sign, symbol or identifying marks will be put upon the Premises, or in or on any halls, elevators, staircases, entrances, parking areas or upon doors or walls, without Landlord’s prior written approval, which may be given or withheld in Landlord’s sole and absolute discretion. Should such approval be granted, the signs or lettering will conform in all respects to applicable law, the Presidio Rules, the Tenant Handbook, and any other sign and/or lettering criteria established by Landlord. The installation of interior signage is subject to the provisions of Article 11. No news racks, booths, or facilities for the distribution of printed materials will be located on the Premises without a proper permit from Landlord. Landlord reserves the right to install a building lobby panel and up to four (4) historic photographs within the Building.

(I)	Antideficiency Act

Nothing contained in this Lease will be construed as binding Landlord to expend in any one fiscal year any sum more than appropriations made by Congress or administratively allocated for the purpose of this Lease for the fiscal year, or to involve Landlord in any contract or other obligation for the further expenditure of money more than such appropriations or allocations, or to otherwise contravene the requirements of the Antideficiency Act, 31 U.S.C. § 1341.

(J)	No Preferential Renewal or Relocation Assistance

Except as expressly provided otherwise, this Lease provides no right of renewal, and Tenant waives any preferential right of renewal of this Lease that might exist under any federal law or regulation. No rights will be acquired by virtue of this Lease entitling Tenant to claim benefits under the Uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970, Public Law 91-645.

(K)	No Third-Party Beneficiaries

This Lease will not, nor be deemed to, confer upon any person or entity, other than Landlord, as defined in Article 35, and the original Tenant named in the preamble of this Lease, any right, remedy, or interest, including without limitation any third-party beneficiary status or any right to enforce any provision of this Lease.

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(L)	Time of the Essence

Time is of the essence of this Lease and of every term, covenant, agreement, condition, and provision of it. Unless Business Days are specified, references to “days” in this Lease refer to calendar days.

(M)	Applicable Law; Jurisdiction; Venue; Consent to Magistrate

The applicable law of the United States governs the validity, construction, and effect of this Lease. Tenant consents to exclusive personal and subject matter jurisdiction in the United States District Court for the Northern District of California, San Francisco Division, and waives any claim that such court is not a convenient forum. Tenant will not contest the sufficiency of any service of process on Tenant by Landlord that is accomplished pursuant to Article 31 and waives any right to receive service in any other manner. With respect to any lawsuit that relates in any way to this Lease and in which Tenant and Landlord are adverse parties, Tenant voluntarily, knowingly, and irrevocably consents, in accordance with the provisions of 28 U.S.C. Section 636(c), to have a United States Magistrate Judge conduct any and all proceedings, including trial and the entry of a final judgment, in accordance with the rules of the United States District Court for the Northern District of California, San Francisco Division, as the same may be amended from time to time, and Tenant voluntarily waives the right to proceed before a United States District Judge. Tenant will execute such forms and other statements signifying such consent as may be required at any time by the United States District Court for the Northern District of California, San Francisco Division.

(N)	Termination Not Merger

The voluntary sale or other surrender of this Lease by Tenant to Landlord, or a mutual cancellation of it, or the termination of it by Landlord under any provision, will not create a merger, but, at Landlord’s election, will either terminate some or all, at Landlord’s election, existing Transfers hereunder or operate as an assignment to Landlord of some or all, at Landlord’s election, such Transfers.

(O)	No Partnership or Joint Venture

Landlord is not for any purpose a partner or joint venturer of Tenant in the development or operation of the Premises or in any business conducted on the Premises. Landlord will not under any circumstances be responsible or obligated for any Losses or other liabilities of Tenant.

(P)	Approvals

Unless otherwise provided herein, all approvals and consents required of Landlord hereunder will be subject to Landlord’s sole and absolute discretion. If Tenant believes Landlord has unreasonably withheld or delayed giving approval or consent, where such approval or consent is expressly subject to Landlord’s reasonable approval or consent, Tenant’s sole and exclusive remedy will be to request a court of competent jurisdiction to grant injunctive relief to compel Landlord to grant such approval or consent. Except as otherwise expressly provided in this Article 34(P), Tenant expressly waives all rights it may have, now or in the future, to bring an action or make a claim for any other relief regarding Landlord’s grant of approval or consent, including without limitation declaratory judgment, damages or other monetary relief including, but not limited to, punitive damages.

(Q)	Captions

The captions of the Articles and paragraphs of this Lease are for convenience of reference only and will not be considered or referred to in resolving questions of interpretation.

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Kinnate Biopharma Inc.

(R)	Severability

If any provision of this Lease is found invalid, void, illegal, or unenforceable with respect to any particular person by a court of competent jurisdiction, it will not affect, impair or invalidate any other provisions hereof, or its enforceability with respect to any other person, Landlord and Tenant agreeing that they would have entered into the remaining portion of this Lease notwithstanding the omission of the portion or portions adjudged invalid, void, illegal, or unenforceable with respect to such person.

(S)	Counterparts; Electronic Signatures

This Lease may be executed in any number of counterparts and each counterpart will be deemed to be an original document. All executed counterparts together will constitute one and the same document, and any counterpart signature pages may be detached and assembled to form a single original document. This Lease may be executed and delivered using electronic signature(s) in accordance with applicable law, and electronic signature(s) are deemed to be original signatures for purposes of this Lease and all matters related thereto, with such electronic signature(s) having the same legal effect as original signature(s).

(T)	Release of Information

Tenant acknowledges that this Lease is subject to the federal Freedom of Information Act (“FOIA”), 5 U.S.C. § 552, and the Presidio Trust’s implementing regulations, 36 C.F.R. Part 1007, and may be subject to other requirements relating to information in the possession of governmental entities. Immediately upon the execution of this Lease, Tenant will provide Landlord with a photocopy of this Lease (including all Exhibits), to be known as the “Redacted Copy”, from which Tenant will have permanently redacted, so that the document may be released to the public without further review, all information which Tenant believes is exempt from disclosure to the public under FOIA (e.g., confidential commercial or financial information of the Tenant or any other individual or entity). Tenant acknowledges that Landlord may redact additional information at its discretion (and/or release information that Tenant has proposed be redacted) in accordance with the requirements of FOIA. Tenant agrees that information appearing in the Redacted Copy may be treated by Landlord, at Landlord’s option, as a waiver of any claim to exemption from FOIA with respect to such information. Notwithstanding anything to the contrary, in response to a request for disclosure of information and in accordance with the requirements of FOIA and any other requirements relating to information in the possession of governmental entities, including, but not limited to, Executive Order 12600, Tenant acknowledges and agrees that Landlord reserves the right to subsequently review this Lease and other information in its possession and then disclose responsive provisions of the Lease and other information in its possession.

(U)	Landlord’s Website

Landlord may put Tenant’s name, address, e-mail address and telephone number on Landlord’s website and other directories available to the general public.

(V)	Confidentiality

Except as required pursuant to applicable law or pursuant to court order, Tenant will, and will cause its agents and representatives to, keep the economic terms of this Lease strictly confidential and will not disclose the economic terms of this Lease to any third party other than to Tenant’s employees, attorneys, investors, lenders, and their respective representatives with a bona fide need to know such Lease terms and only if such persons are advised of and agree to maintain the confidential nature of such Lease terms. Tenant will refrain from, and will use commercially reasonable efforts to cause its investors, lenders, and their

Building 103, Suite 150

Kinnate Biopharma Inc.

respective representatives to refrain from, in any way using any information it has obtained relating to the terms of this Lease to the detriment of Landlord.

(W)	Keys

In no case will Tenant re-key the Premises without first obtaining Landlord’s written approval. After any such re-keying, Tenant will provide Landlord with copies of all keys at Tenant’s cost.

(X)	False Certifications

Landlord currently makes available to certain qualifying employees of certain Presidio-based tenants certain housing at below-market rates depending on employee income and other factors. In administering this program, Landlord requires employees participating in this program to obtain a certificate confirming such person’s employment by a Presidio-based tenant. If Tenant provides false information on such certificate and such falsely certified person becomes a tenant of a residential unit, then such tenant will be subject to all remedies provided in its lease and Tenant will reimburse Landlord on demand for the aggregate amount of any rental discount or subsidy such person receives during their occupancy (i.e., until such person vacates).

(Y)	Authority

Landlord and Tenant represent and warrant that the respective signatories to this Lease are duly authorized to enter this Lease on behalf of and bind their respective parties.

(Z)	OFAC Certification

Tenant represents that: (a) Tenant is not now and has never been listed or named as a Blocked Person, (b) Tenant is not now and has never been acting directly or indirectly for, or on behalf of, any Blocked Person, and (c) each beneficial owner of Tenant is not now and has never been a Blocked Person. “Blocked Person” means any person, group, entity, or nation designated by the United States Treasury Department as a terrorist or a “Specially Designated National and Blocked Person,” or that is a banned or blocked person, entity, or nation under any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control.

(AA)	California Code References

To the extent that a provision or term of this Lease references a section of the California Code, such reference will be interpreted to include similar federal statutes and common law and California statutes and common law will only apply to the extent they are applicable to this Lease. As applied to waivers of rights pursuant to sections of the California Code references in this Lease, Landlord and Tenant acknowledge the intent to waive such rights under similar federal statutory and common law and under California law to the extent California law is applicable.

(BB)	Agreed Figures

All figures set forth in this Lease including the RSF of the Premises represent negotiated sums and percentages and are binding and conclusive as between Landlord and Tenant and are not subject to adjustment regardless of any future or differing measurements of the Premises. If the Common Areas are subsequently modified, or if measurements for the areas comprising the Common Areas are recalculated for any reason, Landlord may correspondingly modify Tenant’s Reimbursable Expense Pro Rata Share.

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Kinnate Biopharma Inc.

Any modification to Tenant’s Reimbursable Expense Pro Rata Share will be confirmed in writing by Landlord to Tenant.

(CC)	Mutual Waiver of Consequential and Similar Damages

Except in connection with a holdover by Tenant in violation of Article 21 above, each of Landlord and Tenant hereby waives the right to recover from the other consequential, punitive, special or similar damages on account of this Lease.

ARTICLE 35

Definitions

For the purposes hereof, the following terms will have the meanings set forth below:

“Access Guidelines” is defined in Article 14.

“ACMs” is defined in Article 13.

“Affiliated Entities” is defined in Article 19.

“applicable law” is defined in Article 5.

“Arbitration Matters” is defined in Article 25.

“Arbitration Notice” is defined in Article 25.

“Arbitration Termination Notice” is defined in Article 25.

“Base Rent” is defined in the Basic Lease Information.

“Biological Contaminant” means any bacterium, microbe, microorganism, virus, toxin, parasite, fungus, or any other disease-causing agent, whether known or unknown, which may, directly or indirectly, result in, exacerbate, or accelerate, any actual, alleged, threatened or suspected sickness, malady, bodily condition, communicable disease, contagion, and/or infection and/or which may from time to time be considered a threat to human health and/or safety.

“Blocked Person” is defined in Article 34.

“Building” is defined in Article 1.

“Building 67” is defined in Article 14.

“Business Days” mean all days other than Saturdays, Sundays, and federally observed holidays.

“Common Areas” are defined in Article 1.

“Construction Guidelines” mean the Presidio of San Francisco Construction Guidelines, which may be modified from time to time by Landlord in its sole and absolute discretion.

“Costs of Re-Letting” is defined in Article 22.

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Kinnate Biopharma Inc.

“Default” is defined in Article 22.

“Default Rate” means ten (10) percent per annum, or the highest rate permitted by applicable law, whichever will be less.

“District Services” mean certain types of services that are typically provided by municipalities, together with certain other services in connection with administration of the Presidio, and may include administration, repair, maintenance, landscaping and capital improvement (the cost of which will be amortized over their useful life) and replacement of roadways, sidewalks, storm water systems and other infrastructure and Presidio common areas, street, sidewalk and trail lighting, lighting, police patrol, fire-fighting, emergency medical and hazardous-materials responses, traffic control, open space and vegetation management, perimeter walls and gates, recreation, trails and Presidio wide sustainability, recycling, transportation demand management programs, the Residential Rental Programs, and other programs and services to facilitate or enhance the use and enjoyment of the Presidio. It will be in Landlord’s sole and absolute discretion to choose from time to time whether to supply all or any of such services itself or cause all or any of such services to be supplied by an independent provider, whether to expand such services, and whether the expense of any particular service and any allocated administrative cost will be included in the Service District Charge.

“Exercise Notice” is defined in Article 2(B).

“Exhibits” is defined in Article 33.

“Expiration Date” is defined in the Basic Lease Information.

“Fiscal year” is defined in Article 3.

“FOIA” is defined in Article 34(T).

“Force Majeure” means fire or other casualty, strikes, lockouts or other labor disturbances, outbreak of infectious disease, quarantine or other public health crises, epidemics and/or pandemics, power shortages or outages, embargo, acts or omissions by third parties, extraordinary unavailability of materials or supplies, act of terrorism, riot, or war.

“Guarantor” is defined in Article 22.

“Hazardous Materials” are defined in Article 13.

“Hazardous Materials Activities” are defined in Article 13.

“Impositions” mean all taxes, assessments, rates, charges, license fees, municipal liens, levies, excises or imposts, whether general or special, or ordinary or extraordinary, of every name, nature and kind whatsoever, imposed by any public agency, or other authority or entity, that may be levied, assessed, charged or imposed or may be or become a lien or charge upon all or any part of the Premises; or upon the Rent; or upon the use or occupancy of the Premises; or upon any tenant improvements, alterations, other improvements on the Premises or personal property. Impositions also include without limitation the payment of any bonds or charges imposed or required by any public agency, or other authority or entity, by reason of the proposed or Hazardous Materials Activities on or from the Premises by Tenant or any other Tenant Parties; provided that the foregoing will not be deemed to permit Tenant to engage in or permit any Hazardous Materials Activities on any portion of the Premises or the Presidio.

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“Incurable Default” is defined in Article 22.

“Insured Improvements” is defined in Article 9(A).

“Insured Personal Property” is defined in Article 9(A).

“IPM Program” is defined in Article 6.

“Landlord” is defined in the Basic Lease Information. For purposes of any provisions indemnifying, waiving, releasing, or limiting the liability of Landlord, the term “Landlord” includes the United States of America, the Presidio Trust, and all of the Presidio Trust’s partners, beneficiaries, trustees, officers, directors, employees, principals, contractors, agents, any other federal agency, any successor agency, any other successors and assigns, and, if applicable, heirs, executors, administrators, guardians, and custodians of any of the foregoing.

“Lease” is defined in the preamble.

“Lease Commencement Date” is defined in the Basic Lease Information.

“Lease Commencement Memorandum” is defined in Article 2.

“Line Problems” is defined in Article 14.

“Lines” is defined in Article 14.

“matters of record” is defined in Article 5.

“NEPA” is defined in Article 5.

“NHPA” is defined in Article 5.

“Park-Wide Work” is defined in Article 5.

“Parking Pass Allotment” is defined in the Basic Lease Information.

“Permitted Use” is defined in Article 5.

“Premises” is defined in the Basic Lease Information.

“Preservation Maintenance” means an inspection and maintenance program involving the identification, preservation and protection of the historic materials and features of the Premises.

“Presidio” is defined in Article 1.

“Presidio Rules” mean the Presidio Rules for Non-Residential Use and Occupancy of Areas and Buildings for the use and occupancy of Presidio property, applicable to, among others, all non-residential tenants, licensees, concessionaires and other occupants, which requirements may be modified from time to time by Landlord in its sole and absolute discretion.

“Project Compliance Review and Permitting Guidelines” mean the Presidio Trust Design Review and Permitting Process, which may be modified from time to time by Landlord in its sole and absolute discretion.

Building 103, Suite 150

Kinnate Biopharma Inc.

“Redacted Copy” is defined in Article 34(T).

“Relocation Space” is defined in Article 2.

“Rent” has the meaning given in Article 3.

“Rent Commencement Date” is defined in the Basic Lease Information.

“Replacement Tenants” is defined in Article 22.

“Residential Rental Programs” mean the programs by which Landlord as of the date of execution of this Lease offers qualifying employees of Presidio-based businesses preferences above the general public in the rental of residential units in the Presidio and permits the qualifying employees of qualifying Presidio-based businesses with annual earnings of less than a specified maximum to rent residential units in the Presidio at rental rates not greater than a specified percentage of such employee’s annual income. Such programs are subject to modification or termination by Landlord at any time and without notice. The income limits and subsidized rental rates are subject to change by Landlord from time to time.

“RSF” means rentable square feet.

“SDS” is defined in Article 13.

“Security Deposit” is defined in Article 30.

“Service District Charge” is defined in the Basic Lease Information.

“Service District Costs” mean all costs and expenses paid or incurred by Landlord in connection with furnishing District Services. Such costs include without limitation costs of labor, materials and supplies and equipment, payroll costs, insurance costs, administrative overhead and maintenance, repair and replacement of buildings and other improvements and facilities used in providing District Services.

“Streamlined Procedures” is defined in Article 25.

“Subject Space” is defined in Article 19.

“Systems and Equipment” mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment for, as applicable, the Premises, the Building or the Presidio.

“Tenant” is defined in the Basic Lease Information and will be applicable to one or more persons, and the singular will include the plural, and the neuter will include the masculine and feminine; and if there be more than one, the obligations thereof will be joint and several. For purposes of any provisions indemnifying, waiving, releasing, or limiting the liability of Landlord, to the fullest extent permitted pursuant to applicable law, the word “Tenant” includes all Tenant Parties, and any permitted successors or assigns, and, if applicable, heirs, executors, administrators, guardians, and custodians of any of the foregoing.

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“Tenant Contractors” are defined in Article 9.

“Tenant Handbook” means the Presidio Tenant Handbook, as the same may be amended from time to time by Landlord in its sole and absolute discretion, including, without limitation, to address human health and/or safety. As of the Lease Commencement Date, the Tenant Handbook is available for review at: http://www.presidio.gov/tenanthandbook.

“Tenant Parties” means Tenant, any Transferee, any Affiliated Entity, any Tenant Contractors, and, with respect to all the foregoing, any of their respective direct or indirect employees, officers, directors, managers, volunteers, agents, licensees, contractors, invitees, and/or any other occupant or user of the Premises.

“Tenant’s Reimbursable Expense Pro Rata Share” is defined in the Basic Lease Information.

“Term” is defined in Article 2.

“Transfer” is defined in Article 19.

“Transfer Notice” is defined in Article 19.

“Transfer Premium” is defined in Article 19.

“Transferee” is defined in Article 19.

“Transportation Demand Management Plan” is defined in Article 3.

“Utility Services” mean utility services, including, without limitation, gas, electricity, water, telephone, telecommunications services, garbage and refuse collection, and sewage; and all utility hook-ups, utility service connections, and/or changes in connection with such services.

[SIGNATURES ARE ON THE FOLLOWING PAGE.]

Building 103, Suite 150

Kinnate Biopharma Inc.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

PRESIDIO TRUST,
a wholly-owned government corporation of the United States of America

By:	/s/ Josh Bagley
Name:	Josh Bagley
Title:	Deputy Chief Business Officer

TENANT:

KINNATE BIOPHARMA INC., a Delaware corporation

By:	/s/ Mark Meltz

Name:	Mark Meltz

Title:	COO and General Counsel

Each individual signing on behalf of Tenant hereby represents and warrants in his or her individual capacity that: (i) this Lease has been duly authorized, executed and delivered by and is binding upon Tenant, and (ii) at least one of the individuals signing on behalf of Tenant is one of the following: (x) the chairman of the board, the president, or a vice president of the tenant entity; and that the other individual is one of the following: (y) the secretary, assistant secretary, the chief financial officer, or assistant treasurer of the tenant entity; provided, however, that a single individual signing alone for such corporate entity represents and warrants that such individual holds at least two corporate offices with one office in each of the two categories listed above (i.e., subsections (x) and (y) above).

EXHIBITS

Exhibit A Description of Premises

Exhibit B Memorandum of Lease Commencement Dates

Exhibit C Transportation Demand Management Plan

Exhibit D IPM Guidelines

Exhibit E Entry Door and Back Stairwell Work

Building 103, Suite 150

Kinnate Biopharma Inc.

EXHIBIT A

DESCRIPTION OF PREMISES

Building 103, Suite 150

Kinnate Biopharma Inc.

EXHIBIT B

MEMORANDUM OF LEASE COMMENCEMENT DATES

This Memorandum of Lease Commencement Dates (“Memorandum”) is given by KINNATE BIOPHARMA INC., a Delaware corporation (“Tenant”) and the PRESIDIO TRUST, a wholly-owned government corporation of the United States of America (“Landlord”) pursuant to Article 2 of that certain Net Office Lease dated _________________, 20___ (“Lease”), under which Tenant has leased from Landlord approximately 5,698 RSF of office space (“Premises”) in Building 103, Suite 150 (“Building”) of the Presidio. Capitalized terms not otherwise defined herein will have the meanings ascribed to them in the Lease.

In consideration of the mutual covenants and agreements set forth in the Lease, Landlord and Tenant hereby agree as follows, which agreement will amend the Basic Lease Information as applicable:

1.	Lease Commencement Date:
2.	Delivery Date:
3.	Rent Commencement Date:
4.	Expiration Date:
5.

Acceptance of Premises: Tenant accepts the Premises in accordance with the terms of the Lease and acknowledges and agrees that Landlord has no further obligation and has delivered said Premises in the condition which is required to be delivered pursuant to the Lease.

PRESIDIO TRUST, a wholly-owned government KINNATE BIOPHARMA INC., a Delaware corporation of the United States of America corporation

By:	By:

Name:	Name:

Title:	Title:

Building 103, Suite 150

Kinnate Biopharma Inc.

EXHIBIT C

TRANSPORTATION DEMAND MANAGEMENT PLAN

KINNATE BIOPHARMA INC., a Delaware corporation (“Tenant”)

Transportation Demand Management Plan

Building 103, Suite 150

Purpose:

This plan outlines efforts taken by Tenant to reduce the impact of employee and visitor trips into, and within, the Presidio.

Required Employee Programs:

Employee Transportation Coordinator: Tenant will assign a full-time Tenant employee reporting to work at the Presidio to be the Employee Transportation Coordinator (“ETC”), who will act as a liaison between the Presidio Trust Transportation Department and Tenant’s employees and visitors.

Tenant has designated _______________________________ to be the on-site ETC. ______________________ will forward messages from the Transportation Department to Tenant’s employees and will attend annual ETCs meetings. ETC Contact - _________________, (____) ___________, email: _____________________________@____________________._________.

Emergency Ride Home (ERH) Program Participation: The ETC will enroll Tenant for the ERH program and encourage Tenant’s employees to participate. When Tenant’s employees use a sustainable mode of travel to work and experience a personal or family emergency while at work, the cost of the ride will be reimbursed (up to $150 per ride). This is FREE for you (up to $1,000). Register at http://sfenvironment.org/article/emergency-ride-home/employer-registration

Survey Participation, Coordination and Return Incentive/Tracking: Transportation surveys provided by the Presidio Trust will be distributed through the ETC to all of Tenant’s Presidio-based employees. Completed surveys will be collected, tabulated as appropriate, and returned to the Presidio Trust. Tenant will strive to attain a 70% minimum survey return rate to ensure reliable results.

PresidiGo: The ETC is responsible for the distribution of PresidiGo passes, which are required during commuting hours on the downtown route. Current PresidiGo maps and schedules for the downtown, Presidio Hills, and Crissy Field routes must be displayed in any employee breakroom or another prominent area of the Premises. The ETC should promote the real time tracking website, www.presidiobus.com.

Alternative Transportation Event Participation and Promotion: The ETC will promote such events (i.e., Bike to Work Day) to Tenant’s employees as they occur.

Company Registration with the Presidio-wide Carpool Program: Upon its release, the ETC will promote and encourage participation in the Presidio-wide carpool program.

Employee Home Zip Code List: Tenant will annually provide the home zip codes of all employees. Employees currently reside in the following zip codes: (For example, 94010, 94115, 94123 (5 employees), 94131, 94564, 94611 (10 employees), 94945, and 94960.)

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Participation in ETC Meetings: The ETC, or designee, agrees to attend an annual transportation meeting. The Presidio Trust’s Transportation Department will distribute the agenda and meeting reminders via email to ETCs.

Additional/Highly Recommended Programs:

Shared Bike Program: Tenant will provide bikes for employees to use for business-day trips within the Presidio.

Commuter Benefits: Tenant is highly encouraged to offer and promote a program that offers either a pre-tax deduction or an employer-paid subsidy to pay for transit, vanpool or cycling expenses.

Reduction of Inner Park Trips: Efforts will be made to reduce the impact of traveling within the park by using the PresidiGo internal shuttle system and consolidating trips when appropriate (i.e., picking up lunch and mail at the same time).

The Tenant will also be promoting the established program of the Tuesday Lunch Shuttle to Chestnut Street: http://www.presidio.gov/transportation/presidigo/tuesday-lunch-shuttle

Public Transportation Mapping Assistance: The ETC will outline for each employee the best public transportation options between the Tenant’s location and each employee’s residence, including routes and schedules.

Alternative Transportation Good Faith Effort to include: Tenant’s employees will be requested to make a good faith effort to use alternate transportation to commute to and from the Presidio when appropriate. This good faith effort extends to trips generated from within the Presidio as well.

Residing in Presidio: Tenant will encourage Tenant’s employees to consider residing in the Presidio and will actively recruit from Presidio residents as is appropriate based on skill set and experience within the industry.

KINNATE BIOPHARMA INC., a Delaware corporation

By:

Name:

Title:

Building 103, Suite 150

Kinnate Biopharma Inc.

EXHIBIT D

IPM GUIDELINES

1.At no time will any pesticides be applied by Tenant. All pest control applications will be handled by Landlord, through the Pest Control Work Order desk (561-2763).

2.To the extent feasible, all food supplies and equipment should be inspected for pests before bringing items on site. Any container showing evidence of cockroach or other pest infestation should not be brought on site.

3.All food items must be stored in air-tight durable plastic storage containers with locking lids.

4.No food should be stored under exposed or unprotected sewer or water lines.

5.All bulk food items must be stored at least 6 inches off the ground and 4 inches away from walls. Items should be stored on easily cleaned pallets, shelves, or similar devices.

6.All displayed food must be placed in an air-tight durable plastic storage container with locking lid during non-business hours.

7.Garbage and refuse must be kept in covered, durable, easily cleanable, rodent resistant, leak proof, non-absorbent containers in good repair. Outside storage of plastic containers that are not rodent resistant (i.e., plastic bags, etc.) is prohibited.

8.Sufficient numbers of garbage and refuse containers must be provided to prevent overfilling.

9.The structure must be maintained in a rodent proof condition. Openings greater than ¼ inch will be sealed with building materials or screened with ¼ inch steel mesh. This includes installing door sweeps on doors that sit ¼ inch or higher off the ground.

10.If otherwise permitted, outdoor tables will be bussed on a strict and frequent schedule and outdoor garbage containers will be emptied regularly.

11.Tenant will provide Landlord with written evidence that all food operating/service locations are receiving janitorial service.

Building 103, Suite 150

Kinnate Biopharma Inc.

EXHIBIT E

ENTRY DOOR AND BACK STAIRWELL WORK

Includes framing and installing an aluminum and glass storefront door at the entrance to the suite as depicted. The door will have a lock that is badge accessible similar to the front door of the building. Includes creating a demising wall on the back stairwell to separate the second and first floors as is depicted. All work will be done per code, i.e., fire/life safety systems and signage addressed. Includes moving the Post Office box to a spot in the common area lobby.

Building 103, Suite 150

Kinnate Biopharma Inc.